                                                                    EXHIBIT 10.6

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]







                                  COLLABORATION

                                       AND

                             CROSS-LICENSE AGREEMENT

                                 RE: DIAGNOSTICS

                                     BETWEEN

                           F.HOFFMANN-LA ROCHE LTD. AG
                                       AND

                              DECODE GENETICS, EHF.

                            DATED AS OF JUNE 29, 2001

                                TABLE OF CONTENTS

                                                                            PAGE

1.     DEFINITIONS............................................................2

       1.1      Addendum......................................................2

       1.2      Affiliate.....................................................2

       1.3      Annual Research Plan..........................................2

       1.4      Biological Materials..........................................2

       1.5      Collaborator..................................................2

       1.6      Combination Product...........................................2

       1.7      Commercialization or Commercialize............................3

       1.8      Commercially Reasonable Efforts...............................3

       1.9      Confidential Information......................................3

       1.10     Contract Year.................................................3

       1.11     Copyright.....................................................3

       1.12     Copyrightable Work............................................3

       1.13     Decision......................................................4

       1.14     deCODE Copyrightable Work.....................................4

       1.15     deCODE Generalized Technology.................................4

       1.16     deCODE IT Intellectual Property...............................4

       1.17     deCODE Invention..............................................4

       1.18     deCODE Know-How...............................................4

       1.19     deCODE Patents................................................4

       1.20     deCODE Patent Valid Claim.....................................5

       1.21     deCODE Product ...............................................5

       1.22     deCODE Project................................................5

       1.23     Development Efforts...........................................5

       1.24     Development Program...........................................5

       1.25     Diagnostic Product............................................5

       1.26     Disease Gene..................................................6

       1.27     Diseases......................................................6

       1.28     Dollar or "$".................................................6

       1.29     Effective Date................................................6

       1.30     Elected Project...............................................6




                                      (i)

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

       1.31     Europe........................................................6

       1.32     Existing Alliance Diseases....................................6

       1.33     Existing Alliance Research Project............................6

       1.34     Existing Roche Diseases.......................................6

       1.35     Existing Roche Research Project...............................6

       1.36     FDA...........................................................6

       1.37     Field.........................................................7

       1.38     First Commercial Sale.........................................7

       1.39     FTE...........................................................7

       1.40     FTE Rate......................................................7

       1.41     IND...........................................................7

       1.42     IND Filing....................................................7

       1.43     Invention.....................................................7

       1.44     IP Trade......................................................8

       1.45     IT Product....................................................8

       1.46     IT Research Project...........................................8

       1.47     Joint Copyrightable Work......................................8

       1.48     Joint Generalized Technology..................................8

       1.49     Joint IT Intellectual Property................................8

       1.50     Joint Invention...............................................8

       1.51     Joint Know-How................................................9

       1.52     Joint Patents.................................................9

       1.53     Joint Patent Valid Claim......................................9

       1.54     Major Country.................................................9

       1.55     Minutes.......................................................9

       1.56     PLA...........................................................9

       1.57     Net Sales.....................................................9

       1.58     New Roche Diseases...........................................11

       1.59     New Roche Research Project...................................11

       1.60     Participants.................................................11

       1.61     Party........................................................11





                                      (ii)

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE



       1.62     Patents......................................................11

       1.63     Product......................................................11

       1.64     Program Copyrightable Work...................................11

       1.65     Program IT Intellectual Property.............................12

       1.66     Program Know-How.............................................12

       1.67     Program Patents..............................................12

       1.68     Program Patent Valid Claim...................................12

       1.69     Registration.................................................12

       1.70     Representative of a Party....................................12

       1.71     Research Projects............................................13

       1.72     Research Program.............................................13

       1.73     Research Term................................................13

       1.74     Roche Copyrightable Work.....................................13

       1.75     Roche Generalized Technology.................................13

       1.76     Roche IT Intellectual Property...............................13

       1.77     Roche Invention..............................................13

       1.78     Roche Know-How...............................................13

       1.79     Roche Patents................................................13

       1.80     Roche Patent Valid Claim.....................................14

       1.81     Royalty Sublicensing Income..................................14

       1.82     Royalty Term.................................................14

       1.83     Shelved Product..............................................15

       1.84     Shelved Project..............................................15

       1.85     Steering Committee...........................................15

       1.86     Sublicensing Income..........................................15

       1.87     Technical Information........................................15

       1.88     Territory....................................................15

       1.89     Third Party..................................................15

       1.90     USA..........................................................15

       1.91     Additional Definitions.......................................15





                                      (iii)

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

2.     REPRESENTATIONS AND WARRANTIES........................................17

       2.1      Representations and Warranties of Both Parties:..............17

       2.2      Representations of deCODE....................................17

3.     STEERING COMMITTEE....................................................18

       3.1      Members......................................................18

       3.2      Responsibilities of the Chairperson..........................18

       3.3      Responsibilities.............................................18

       3.4      Meetings.....................................................20

       3.5      Decisions....................................................20

       3.6      Minutes......................................................21

       3.7      Expenses.....................................................22

4.     DISCLOSURE OF KNOW-HOW................................................22

       4.1      Disclosure of deCODE Know-How................................22

       4.2      Disclosure of Roche Know-How.................................22

       4.3      Mechanism for Exchange of Know-How...........................22

5.     COLLABORATIVE RESEARCH PROGRAM........................................22

       5.1      Research Program Objectives..................................22

       5.2      Annual Research Plans........................................23

       5.3      Research Projects............................................24

       5.4      Termination of a Research Project............................29

       5.5      Research Program.............................................29

       5.6      Research Funding.............................................30

       5.7      Use of Funds.................................................31

       5.8      Roche Review Right...........................................31

       5.9      Conduct......................................................32

       5.10     Records......................................................33

       5.11     Biological Materials Transfer................................33

       5.12     Exclusivity..................................................34

       5.13     Research Term................................................35

6.     DEVELOPMENT AND COMMERCIALIZATION.....................................35

       6.1      Commercialization of a Research Project......................35




                                      (iv)

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

       6.2      Commercialization Efforts by Roche for Elected Project.......36

       6.3      Abandonment of a Diagnostic Product for a Disease............37

       6.4      Sale After Registration......................................38

       6.5      Commercialization Efforts by deCODE and its Sublicensees.....39

       6.6      Reports......................................................39

       6.7      Ownership of Regulatory Filings..............................40

7.     GRANT OF LICENSES.....................................................40

       7.1      deCODE Grants to Roche.......................................40

       7.2      Research Programs............................................41

       7.3      Retained Rights..............................................41

       7.4      Option for New Roche Research Projects.......................41

       7.5      Shelved Products.............................................43

8.     PAYMENTS AND ROYALTIES................................................44

       8.1      Access Fees..................................................44

       8.2      Milestone Payments...........................................45

       8.3      Royalties....................................................46

       8.4      Royalty Reductions...........................................46

       8.5      Obligation to Pay Royalties..................................48

       8.6      Roche Supply Obligation......................................49

       8.7      Barred Royalties.............................................49

9.     PAYMENTS AND REPORTS..................................................49

       9.1      Payment......................................................49

       9.2      Mode of Payment..............................................49

       9.3      Records Retention............................................50

       9.4      Audit Request................................................50

       9.5      Taxes........................................................52

       9.6      Blocked Currency.............................................52

       9.7      Interest on Late Payments....................................53

       9.8      Mechanism for Adjustment to Royalties........................53

10.    OWNERSHIP; PATENTS....................................................53

       10.1     Ownership....................................................53




                                      (v)

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

       10.2     Patent and Copyright Filing, Maintenance and Prosecution
                Regarding Inventions........................................54

11.    PATENT AND COPYRIGHT ENFORCEMENT AND INFRINGEMENT....................58

       11.1     Patent and Copyright Enforcement............................58

       11.2     Notice of Certification.....................................59

       11.3     Infringement Actions by Third Parties.......................60

12.    INDEMNIFICATION......................................................60

       12.1     Research Activities.........................................60

       12.2     Product Liability...........................................60

       12.3     Notice......................................................61

13.    PUBLICATION; NON-DISCLOSURE..........................................61

       13.1     Publication.................................................61

       13.2     Non-Disclosure and Non-use; Exceptions......................62

       13.3     Authorized Disclosure.......................................63

       13.4     Injunctive Relief...........................................63

       13.5     Third Parties...............................................63

14.    TERM; TERMINATION....................................................63

       14.1     Term; Expiration............................................63

       14.2     Effect of Expiration........................................64

       14.3     Termination Without Cause...................................64

       14.4     Breach by Roche Other than Under Section 6.2 or 6.4.........65

       14.5     Breach by deCODE............................................66

       14.6     Obligations.................................................67

       14.7     Termination of Sublicenses..................................67

       14.8     Surviving Obligations.......................................67

       14.9     No Waiver...................................................68

       14.10    Dispute.....................................................68

15.    FORCE MAJEURE........................................................68

       15.1     Events of Force Majeure.....................................68

16.    MISCELLANEOUS........................................................68

       16.1     Relationship of Parties.....................................68




                                      (vi)

                                TABLE OF CONTENTS
                                  (continued)

                                                                            PAGE

       16.2     Assignment..................................................68

       16.3     Disclaimer of Warranties....................................69

       16.4     Further Actions.............................................69

       16.5     Notice......................................................69

       16.6     Use of Name.................................................70

       16.7     Public Announcements........................................70

       16.8     Waiver......................................................71

       16.9     Compliance with Law.........................................71

       16.10    Severability................................................71

       16.11    Amendment...................................................71

       16.12    Governing Law...............................................71

       16.13    Arbitration.................................................72

       16.14    Entire Agreement............................................72

       16.15    Parties in Interest and Bankruptcy..........................72

       16.16    Descriptive Headings........................................73

       16.17    Counterparts................................................73

       16.18    Interpretation..............................................73










                                      (vii)

                                  COLLABORATION
                                       AND
                     CROSS-LICENSE AGREEMENT RE: DIAGNOSTICS

THIS COLLABORATION AND CROSS-LICENSE AGREEMENT RE: DIAGNOSTICS (this "Agreement") dated as of June 29, 2001 is by and among F. Hoffmann-LaRoche Ltd AG, and having offices at Grenzacherstrasse 124, CH-4070 Basel, Switzerland ("Roche"), and deCODE genetics, ehf., a corporation duly organized and existing under the laws of Iceland, having offices at Lynghals 1, IS-110 Reykjavik, Iceland ("deCODE").

                             PRELIMINARY STATEMENTS

         A. deCODE and Roche have been collaborating on the discovery of disease-causing genes for numerous diseases pursuant to that certain Research Collaboration and Cross-License Agreement between the Parties, or affiliates of the Parties, dated February 1, 1998 (the "1998 Research Agreement").

         B. deCODE and Roche now wish to expand the relationship created under the 1998 Research Agreement with respect to diagnostic products to include expansion of their collaboration with respect to the certain of the diseases covered by the 1998 Research Agreement and the addition of new targets, products and diseases, pursuant to the terms and conditions set forth in this Agreement.

         C. The Parties desire to work together to identify and validate molecular targets useful for developing products and services that accurately establish a patient's current diagnosis, predict future risk of disease, predict drug response and determine responses to treatment or the health status of individuals; and to enable early and effective prevention and/or treatment (whether such treatment is provided by Roche or a Third Party) or any other kind of action on the health or disease status of an individual.

         D. In addition, the Parties desire to develop informatics products and services, including software tools and database content that can be provided at the point of care to facilitate medical decision-making and bundled together with diagnostic instruments.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

1.       DEFINITIONS.

         As used in this Agreement, the following terms will have those meanings set forth in this Section 1 unless the context dictates otherwise.

         1.1 "Addendum" shall mean each addendum to this Agreement that is entered into by the Parties in connection with a Research Project, as provided for in Sections 5.3(a), (b) or (c), substantially in the form of Exhibit H.

         1.2 "Affiliate", with respect to any Party, shall mean (a) an organization at least fifty percent (50%) of which is owned and/or controlled directly or indirectly, by stock ownership or otherwise, by a Party, (b) an organization which directly or indirectly owns and/or controls a Party, by stock ownership or otherwise; or (c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of a Party. Genentech, Inc., a Delaware corporation with an address of 460 Point San Bruno Boulevard, South San Francisco, California, USA, shall not be deemed an Affiliate for purposes of this Agreement.

         1.3 "Annual Research Plan" shall mean, for each Research Project, a reasonably detailed description of (i) the annual goals and scope of such Research Project, (ii) the annual activities, including without limitation scientific work assigned to, and to be conducted by, each Party for the Disease that is the subject of such Research Project or, in the case of an IT Research Project, for the development of an IT Product, and (iii) the criteria to be achieved to demonstrate satisfaction of research milestones, as approved by the Steering Committee for each Contract Year, as updated from time to time during such Contract Year.

         1.4 "Biological Materials" shall mean any and all biological materials such as tissue samples, plasma samples and cell lines provided by one Party to the other Party under this Agreement.

         1.5 "Collaborator" shall mean, (i) for Roche, a Third Party with whom Roche has agreed jointly to research and/or develop one or more Diagnostic Products who agrees to be bound by the terms and conditions of this Agreement, and (ii) for deCODE, a Third Party with whom deCODE has agreed jointly to research and/or develop one or more deCODE Products who agrees to be bound by the terms and conditions of this Agreement.

         1.6 "Combination Product" shall mean a Diagnostic Product that (i) is useful in diagnosis, prognosis, prediction or disease management of a Disease and at least one other disease that is not a Disease, or (ii) contains (1) a component which causes such Combination Product to be a Diagnostic Product, and
(2) at least one other component that is able to detect and/or quantify the presence or amount of (A) a gene other than a Disease Gene, or (B) a product of a gene other than a Disease Gene.

         1.7 "Commercialization" or "Commercialize" shall mean any and all activities directed to developing, obtaining regulatory approval for marketing, promoting, distributing, offering for sale or selling a Product, importing a Product for sale, conducting Commercial Phase IIIB Studies and Phase IV Studies, manufacturing for commercial sale, or an IP Trade. When used as a verb, "Commercialize" means to engage in Commercialization.

         1.8 "Commercially Reasonable Efforts" shall mean efforts consistent with sound and reasonable business practices and judgment in the industry, which are comparable with the efforts exerted by a Party for its own products of a like kind and at a like stage of development and having similar potential, taking into account scientific, business and marketing considerations.

         1.9 "Confidential Information" shall mean any and all Technical Information that is (i) disclosed by one Party ("Disclosing Party") to the other Party ("Receiving Party") under this Agreement, the 1998 Research Agreement or the Secrecy Agreement between the Parties dated September 5, 1997, and which at the time of disclosure is clearly marked as "Confidential," but not Technical Information which is orally or visually disclosed to a Receiving Party unless such oral or visual disclosure is described or summarized in a writing, marked as "Confidential" and provided to the Receiving Party within forty-five (45) days after such oral or visual disclosure, or (ii) Program Know-How.

         1.10 "Contract Year" shall mean (a) with respect to the first Contract Year, the period beginning on the first day of the month following the Effective Date and ending twelve (12) months thereafter (the "First Contract Year"), and
(b) with respect to each subsequent Contract Year, the twelve (12) month period beginning on the day following the end of the First Contract Year and each succeeding twelve (12) month period thereafter during the Research Term the "Second, Third, Fourth or Fifth Contract Year", as applicable). Each Contract Year shall be divided into four (4) "Contract Quarters" comprised of successive three (3) month periods.

         1.11 "Copyright" shall mean the copyright subsisting in accordance with the United States Copyright Law, foreign copyright laws and international agreements in any Copyrightable Work, together with any United States or foreign Copyright registration application or resulting Copyright registration.

         1.12 "Copyrightable Work" shall mean any original work of authorship fixed in any tangible medium of expression, now known or later developed, from which it can be perceived, reproduced, or otherwise communicated, either directly or with the aid of a machine or device, including without limitation, computer programs and related documentation, which is authored, prepared or created by either Party solely or jointly with the other Party, including a Party's Representatives, as a Work-Made-For-Hire (as that capitalized term is defined in the United States Copyright Law), for which such

Party is considered the author and owner solely or jointly with the other Party or such Party's Representatives.

         1.13 "Decision" shall mean a decision pursuant to Section 3.4 and shall be effective as of the date the Minutes reflecting the decision are finalized as provided in Section 3.5.

         1.14 "deCODE Copyrightable Work" shall mean (i) any Technical Information that constitutes a Copyrightable Work, excluding deCODE Generalized Technology, which deCODE or its Affiliates, prior to or during the Research Term, owns or controls (provided that deCODE or its Affiliates has the right to license or otherwise make available such Technical Information to Roche) which relates to any of the Research Projects or is necessary to make, have made, use, offer for sale, sell or import IT Products, or (ii) any Program Copyrightable Work which deCODE or its Affiliates solely owns or controls.

         1.15 "deCODE Generalized Technology" shall mean any Technical Information relating to generalized methods for conducting genomics research and characterizing the function of genes or generalized information relating to the foregoing which deCODE or its Affiliates, prior to or during the Research Term, owns or controls (provided that deCODE or its Affiliates has the right to license or otherwise make available such Technical Information to Roche).

         1.16 "deCODE IT Intellectual Property" shall mean the statutory rights and protection afforded deCODE Patents, deCODE Copyrightable Works and/or deCODE Know-How covering any IT Products by the patent, copyright and trade secret laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

         1.17 "deCODE Invention" shall mean an Invention conceived and reduced to practice developed, made or created solely by one or more Representatives of deCODE.

         1.18 "deCODE Know-How" shall mean (i) any Technical Information, excluding deCODE Generalized Technology, which deCODE or its Affiliates, prior to or during the Research Term, owns or controls (provided that deCODE or its Affiliates has the right to license or otherwise make available such Technical Information to Roche) which relates to any of the Research Projects or is necessary to make, have made, use, offer for sale, sell or import Products, or
(ii) any Program Know-How which deCODE or its Affiliates solely owns or controls.

         1.19 "deCODE Patents" shall mean (i) any Patents, excluding Patents claiming deCODE Generalized Technology, which deCODE or its Affiliates, prior to or during the Research Term, owns or controls (provided that deCODE or its Affiliates has the right to license or otherwise make available such Patents to Roche) which relate to any of the Research Projects or are necessary to make, have made, use, offer for sale, sell or import Products, or (ii) any Program Patent which deCODE or its Affiliates solely owns or controls.

         1.20 "deCODE Patent Valid Claim" shall mean: (i) a claim of any issued and unexpired deCODE Patent which has not been disclaimed, revoked or held unpatentable, invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which claim is otherwise enforceable, or (ii) a claim of a patent application that is a deCODE Patent that has not been cancelled, withdrawn, or abandoned, or is not pending in a given country with the applicable patent office for more than three (3) years from the earliest date from which the patent application was filed or claims priority in the given country.

         1.21 "deCODE Product" shall mean any Shelved Product licensed by deCODE to a Third Party pursuant to Section 7.5(a)(iv) or Commercialized by deCODE.

         1.22 "deCODE Project" shall mean those internal research projects being conducted by deCODE from time to time, in its sole discretion, with respect to the diseases set forth on Exhibit A, as such Exhibit may be updated from time to time.

         1.23 "Development Efforts" shall mean the amount of effort made by deCODE pursuant to any Research Project to contribute to the overall research or development of Diagnostic Products from such Research Project; and shall be determined by the Steering Committee at the time of the approval of each Annual Research Plan for such Research Project, based on the amount of work allocated to deCODE under such Annual Research Plan and any preceding Annual Research Plans for a particular Research Project. Such determination shall be described as "High Development Efforts," "Medium Development Efforts" or "Low Development Efforts".

         1.24 "Development Program" shall mean the research, discovery and development activities performed by a Party in accordance with Article 6 to discover and/or develop Products.

         1.25 "Diagnostic Product" shall mean:

               (a) any product in the form of a device, compound, kit or service useful in the Field which contains a component which is (a) able to [CONFIDENTIAL TREATMENT REQUESTED]; or

               (b) any product in the form of a device, compound, kit or service useful for the measurement or prediction of individual patient response to a therapeutic product, which device, compound, kit or service contains a component which is able to [CONFIDENTIAL TREATMENT REQUESTED]; and is discovered, developed, made or created during, or as part of or as a direct result of a Research Project by a Party, its Affiliates or its Collaborator at any time during the Research Term.

         1.26 "Disease Gene" shall mean a gene that affects the pathogenesis of a Disease, as determined by the Steering Committee based on the criteria established in the Annual Research Plan for the Research Project relating to such Disease.

         1.27 "Disease" shall mean any of the Existing Roche Diseases, the Existing Alliance Diseases and the New Roche Diseases, and, in the plural, shall mean the Existing Roche Diseases, the Existing Alliance Diseases and the New Roche Diseases, collectively.

         1.28 "Dollar" or "$" shall mean USA Dollars.

         1.29 "Effective Date" shall mean June 29, 2001.

         1.30 "Elected Project " shall mean a Research Project to which Roche has added value to deCODE Know-How by work product or other resources.

         1.31 "Europe" shall mean the United Kingdom, France, Germany, Italy, and Spain.

         1.32 "Existing Alliance Diseases" shall mean the diseases for which Existing Alliance Research Projects are being conducted from time to time, as set forth in Exhibit B, as such Exhibit may be modified from time to time as provided in this Agreement.

         1.33 "Existing Alliance Research Project" shall mean a research project that is [CONFIDENTIAL TREATMENT REQUESTED] and which the Parties select as a Research Project under this Agreement pursuant to Section 5.3(b) and set forth as Exhibit B, and which list may be modified from time to time as provided in this Agreement.

         1.34 "Existing Roche Diseases" shall mean the diseases for which Existing Roche Research Projects are being conducted from time to time, as set forth in Exhibit C, as such Exhibit may be modified from time to time as provided in this Agreement.

         1.35 "Existing Roche Research Project" shall mean a research project selected from time to time by Roche from its internal research programs for inclusion as a Research Project under this Agreement pursuant to Section 5.3(a). A list of the Existing Roche Research Projects as of the Effective Date is set forth in Exhibit C, which Exhibit may be modified from time to time as provided in this Agreement.

         1.36 "FDA" shall mean the USA Food and Drug Administration, or the successor thereto, or any corresponding foreign registration or regulatory authority.

         1.37 "Field" shall mean the use of any Diagnostic Product that (a) identifies patients having a particular disease or having a predisposition to a particular disease, and/or (b) defines the prognosis or monitors the progress of any disease in a patient and/or (c) is used to select [CONFIDENTIAL TREATMENT REQUESTED], based on the use of such product or service, to be the most effective and/or to be the most safe for a patient.

         1.38 "First Commercial Sale" shall mean, with respect to a Product in a country of the Territory, the first commercial sale to a Third Party (other than a sublicensee) by a Party, its Affiliates or sublicensees, as the case may be, of the Product in the country, after obtaining Registration for the Product in the given country or, if for a country where no Registration for the Product is required, the date of first commercial sale of such Product by the Party, its Affiliates or sublicensees to a Third Party (other than a sublicensee) in the country. In the case of an IP Trade, the "First Commercial Sale" shall be the effective date of the license agreement pertaining thereto. "First Commercial Sale" shall not mean the sale of a Product for use in a clinical trial or for compassionate or similar use.

         1.39 "FTE" shall mean a full time equivalent person year of scientific, technical or managerial work on or in direct connection with the Research Program, or any Research Project, carried out by a Representative of deCODE. Such work on or in direct connection with the Research Program, or any Research Project, includes, but is not limited to, experimental laboratory work, recording and writing of results, reviewing literature and references, holding scientific discussions, managing and leading scientific staff and carrying out project management duties.

         1.40 "FTE Rate" shall mean [**] per FTE. The FTE Rate shall include all personnel, equipment, reagents and all other expenses including support staff and overhead for or associated with an FTE.

         1.41 "IND" shall mean an Investigational New Device application, as defined in the U.S. Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder, conducted or sponsored by Roche, its Affiliates or sublicensees, for initiating in the USA of human clinical testing for diagnosis, prevention or treatment of a Disease using a Diagnostic Product, or any corresponding foreign application, registration or certification in Europe or Japan.

         1.42 "IND Filing" shall mean the filing of an IND based upon which human clinical testing commences in the USA, Europe or Japan.

         1.43 "Invention" shall mean an invention, discovery, improvement, process, method, formula, compilation, source code, object code, device, idea or concept, (whether or not patentable or copyrightable,) which is developed, made or created by one or more Representatives of a Party or jointly by Representatives of the Parties as a result of a Research Project.

         1.44 "IP Trade" shall mean the license or sublicense, as the case may be, by Roche of any results and proceeds of an Elected Project either in exchange for monetary compensation, intellectual property of a Third Party or other consideration or any combination of the foregoing and evidenced by a written agreement.

         1.45 "IT Product" shall mean any informatics product in the form of a product, software tool or service useful for [CONFIDENTIAL TREATMENT REQUESTED] which is developed, made or created as a result of a Research Project by a Party, its Affiliate or its Collaborator at any time during the Research Term.

         1.46 "IT Research Project" shall mean a research project directed toward the development of informatics products and services, including software tools, and identified from time to time by the Parties for inclusion as a Research Project under this Agreement pursuant to Section 5.3(d) as set forth in Exhibit D, and which list may be modified from time to time as provided in this Agreement.

         1.47 "Joint Copyrightable Work" shall mean (i) any Technical Information that constitutes a Copyrightable Work, excluding deCODE Generalized Technology, which deCODE or its Affiliates, prior to or during the Research Term, owns or controls (provided that deCODE or its Affiliates has the right to license or otherwise make available such Technical Information to Roche) which relates to any of the Research Projects or is necessary to make, have made, use, offer for sale, sell or import IT Products, or (ii) any Program Copyrightable Work which deCODE or its Affiliates solely owns or controls.

         1.48 "Joint Generalized Technology" shall mean any Technical Information relating to generalized methods for conducting genomics research and characterizing the function of genes or generalized information relating to the foregoing which is developed, made or created jointly by Representatives of both Parties as a result of a Research Project.

         1.49 "Joint IT Intellectual Property" shall mean the statutory rights and protection afforded Joint Patents, Joint Copyrightable Works and/or Joint Know-How covering any IT Products by the patent, copyright and trade secret laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

         1.50 "Joint Invention" shall mean an Invention developed, made or created jointly by Representatives of both Parties as a result of a Research Project.

         1.51 "Joint Know-How" shall mean shall mean any and all Technical Information, including any Joint Invention, that is developed, made or created jointly by Representatives of both Parties as a result of a Research Project.

         1.52 "Joint Patents" shall mean any and all Patents claiming a Joint Invention.

         1.53 "Joint Patent Valid Claim" shall mean: (i) a claim of any issued and unexpired Joint Patent which has not been disclaimed, revoked or held unpatentable, invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which claim is otherwise enforceable, or (ii) a claim of a patent application that is a Joint Patent that has not been cancelled, withdrawn or abandoned, or is not pending in a given country with the applicable patent office for more than three (3) years from the earliest date from which the patent application was filed or claims priority in the given country.

         1.54 "Major Country" shall mean the [CONFIDENTIAL TREATMENT REQUESTED].

         1.55 "Minutes" shall mean the final minutes of a Steering Committee meeting, as finalized under Section 3.5.

         1.56 "PLA" shall mean a Product License Application, as the case may be, for a Diagnostic Product, for diagnosis, prevention or treatment of a Disease, filed with the FDA in the USA or any corresponding foreign application, registration or certification in Europe (either in the European Union using a centralized process or in one of the countries comprising Europe under a decentralized process) or Japan.

         1.57 "Net Sales" and the related term "Adjusted Gross Sales" shall have the following meanings:

              (a) As to Roche:

                  (i) "Adjusted Gross Sales" shall mean, with respect to any Diagnostic Product, the amount of gross sales invoiced by Roche, its Affiliates or sublicensees to Third Parties for such Diagnostic Product, commencing with the First Commercial Sale of such Diagnostic Product, less deductions for the following items which are included in the invoiced amounts and do not exceed reasonable and customary amounts in the country in which such sale occurred: (1) returns (including withdrawals and recalls), (2) rebates (price reductions including Medicaid and similar types of rebates, e.g., chargebacks), (3) volume (quantity) discounts granted at the time of invoicing, (4) sales taxes and other taxes directly linked and included in the gross sales amount, as computed in the Roche's sales statistics for the countries concerned. "Adjusted Gross Sales" shall also include the amount or fair market value of all other consideration received by Roche, its Affiliates or sublicensees with respect to Diagnostic Products, whether such consideration is in cash, payment in kind, exchange or another form.

                  (ii) "Net Sales" shall mean the amount calculated by subtracting from Adjusted Gross Sales [CONFIDENTIAL TREATMENT REQUESTED] of Adjusted Gross Sales for those sales related deductions which are not accounted for on a product-by-product basis (e.g. outward freights, postage, transportation insurance, packing materials for dispatch of goods, custom duties, discounts granted later than at the time of invoicing, cash discounts and other direct expenses).

              (b) As to deCODE:

                  (i) "Adjusted Gross Sales" shall mean, with respect to any deCODE Product, the amount of gross sales invoiced by deCODE or its Affiliates to Third Parties for such deCODE Product, commencing with the First Commercial Sale of such deCODE Product, less deductions for the following items which are included in the invoiced amounts and do not exceed reasonable and customary amounts in the country in which such sale occurred: (1) returns (including withdrawals and recalls), (2) rebates (price reductions including Medicaid and similar types of rebates, e.g., chargebacks), (3) volume (quantity) discounts granted at the time of invoicing, and (4) sales taxes and other taxes directly linked and included in the gross sales amount. "Adjusted Gross Sales" shall also include the amount or fair market value of all other consideration received by deCODE or its Affiliates with respect to deCODE Products, whether such consideration is in cash, payment in kind, exchange or another form.

                  (ii) "Net Sales" shall mean the amount calculated by subtracting from Adjusted Gross Sales [CONFIDENTIAL TREATMENT REQUESTED] for those sales related deductions which are not accounted for on a product-by-product basis (e.g. outward freights, postage, transportation insurance, packing materials for dispatch of goods, custom duties, discounts granted later than at the time of invoicing, cash discounts and other direct expenses).

              (c) In the event the price of a Diagnostic Product (including a Diagnostic Product that becomes a deCODE Product) includes an amount to cover instrument system costs or amortization recovery under an instrument system rental plan or similar plan, the Net Sales for such Diagnostic Product shall be reduced by [CONFIDENTIAL TREATMENT REQUESTED] to reflect the actual value of such instrument system, calculated in a manner consistent with such Party's policies and procedures for all such instrument systems, and shall be based upon supporting documentation and applicable to all Diagnostic Products sold by a Party, its Affiliates, or sublicensees, and which deduction shall be subject to an annual review by the Parties; provided that [CONFIDENTIAL TREATMENT REQUESTED] taken by Roche or deCODE, as applicable, shall be [CONFIDENTIAL TREATMENT REQUESTED].

              (d) For a Combination Product, the Parties shall meet approximately three (3) months prior to commercial launch of such Combination Product to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative significance of each component of the Combination Product or royalty bearing fraction of such Combination Product. If, after good faith negotiations (not to exceed thirty (30) days, which can be extended by mutual agreement), the Parties cannot agree to an appropriate adjustment, Net Sales shall be equal to Net Sales of the Combination Product multiplied by a fraction, the numerator of which is the reasonable fair market value of the component(s) of said Product, which cause said product to be a Diagnostic Product, if sold separately and the denominator of which is the reasonable fair market value of the Combination Product.

By way of clarification, where the Diagnostic Product is included in a kit for nucleic acid amplification, the Parties shall negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative significance of each component (e.g., sample preparation, amplification and detection) of the Diagnostic Product.

         1.58 "New Roche Diseases" shall mean the diseases for which New Roche Research Projects are being conducted from time to time, as set forth in Exhibit E, as such Exhibit may be modified from time to time as provided in this Agreement.

         1.59 "New Roche Research Project" shall mean a research project [CONFIDENTIAL TREATMENT REQUESTED], as set forth on Exhibit E for inclusion as a research project under this Agreement pursuant to Section 5.3(c). A list of the New Roche Research Projects will be set forth in Exhibit E, and may be modified from time to time as provided in this Agreement.

         1.60 "Participants" shall mean those persons who enroll to participate in harvesting programs or other studies being conducted as part of a Research Project.

         1.61 "Party" shall mean deCODE or Roche and, when used in the plural, shall mean deCODE and Roche.

         1.62 "Patents" shall mean all patents and patent applications throughout the Territory, and any extensions, renewals, continuations, continuations-in-part, divisions, patents-of-addition, reissues, registrations, patents of confirmation, patents of importation, and Supplementary Protection Certificates and foreign counterparts thereof.

         1.63 "Product" shall mean any Diagnostic Product, deCODE Product or IT Product, and, in the plural, shall mean the Diagnostic Products, deCODE Products and IT Products, collectively.

         1.64 "Program Copyrightable Work" shall mean any Technical Information that constitutes a Copyrightable Work, that is developed or conceived and reduced to practice, made or created solely by a Party, or jointly by both Parties, as a result of a Research Project; provided, however, that any Technical Information that is developed or conceived and reduced to practice, made or created as a result of a Research Project solely by one or more Representatives of deCODE relating to generalized methods for conducting genomics research and characterizing the function of genes or generalized information relating to the foregoing shall be considered deCODE Generalized Technology but not Program Copyrightable Work.

         1.65 "Program IT Intellectual Property" shall mean the statutory rights and protection afforded Program Patents, Program Copyrightable Works and/or Program Know-How covering any IT Products by the patent, copyright and trade secret laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

         1.66 "Program Know-How" shall mean any and all Technical Information, including any Invention, that is developed or conceived and reduced to practice, made or created solely by a Party, or jointly by both Parties, as a result of a Research Project; provided, however, that any Technical Information that is developed or conceived and reduced to practice, made or created as a result of a Research Project solely by one or more Representatives of deCODE relating to generalized methods for conducting genomics research and characterizing the function of genes or generalized information relating to the foregoing shall be considered deCODE Generalized Technology but not Program Know-How.

         1.67 "Program Patents" shall mean any and all Patents claiming an Invention.

         1.68 "Program Patent Valid Claim" shall mean: (i) a claim of any issued and unexpired Program Patent which has not been disclaimed, revoked or held unpatentable, invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which claim is otherwise enforceable, or (ii) a claim of a patent application that is a Program Patent that has not been cancelled, withdrawn, or abandoned, or is not pending in a given country with the applicable patent office for more than three (3) years from the earliest date from which the patent application was filed or claims priority in the given country.

         1.69 "Registration" shall mean, for a given country and a given Product for diagnosing, preventing or treating a Selected Disease, an official approval, resulting from an application for such official approval in the given country filed by Roche, its Affiliate or sublicensee, which is required by the government or health authority of the given country for the Product to be offered for sale in such country, including authorizations as may be required for the production, importation, pricing, reimbursement and sale of such Product in such country, and for subsequent regulatory filings for line extensions and/or additional indications of such Product.

         1.70 "Representative of a Party" shall mean an employee of a Party or its Affiliates or any other person who is contractually required to assign or grant exclusive rights in and to Program Know-How to a Party or its Affiliates.

         1.71 "Research Projects" shall mean the Existing Roche Research Projects, the Existing Alliance Research Projects, the New Roche Research Projects and the IT Research Projects.

         1.72 "Research Program" shall mean all of the Research Projects collectively.

         1.73 "Research Term" shall mean, subject to Section 5.12, a five (5) year period commencing on the first day of the First Contract Year and ending on the last day of the Fifth Contract Year, unless extended or earlier terminated as otherwise provided in this Agreement.

         1.74 "Roche Copyrightable Work" shall mean (i) any Technical Information that constitutes a Copyrightable Work which Roche or its Affiliates, prior to or during the Research Term, owns or controls (provided that Roche or its Affiliates has the right to license or otherwise make available such Technical Information to deCODE) which relates to any of the Research Projects or is necessary to make, have made, use, offer for sale, sell or import IT Products, or (ii) any Program Copyrightable Work which Roche or its Affiliates solely owns or controls.

         1.75 "Roche Generalized Technology" shall mean any Technical Information relating to generalized methods for conducting genomics research and characterizing the function of genes or generalized information relating to the foregoing which Roche or its Affiliates, prior to or during the Research Term, owns or controls (provided that Roche or its Affiliates has the right to license or otherwise make available such Technical Information to deCODE).

         1.76 "Roche IT Intellectual Property" shall mean the statutory rights and protection afforded Roche Patents, Roche Copyrightable Works and/or Roche Know-How covering any IT Products by the patent, copyright and trade secret laws of the country where such right is sought, it being understood that any individual category of intellectual property may be afforded more than one such statutory right.

         1.77 "Roche Invention" shall mean an Invention developed or conceived and reduced to practice, made or created solely by one or more Representatives of Roche.

         1.78 "Roche Know-How" shall mean (i) any Technical Information which Roche or its Affiliates, prior to or during the Research Term, owns or controls (provided that Roche or its Affiliates has the right to license or otherwise make available such Technical Information to deCODE) which relates to any of the Research Projects or is necessary to make, have made, use, offer for sale, sell or import deCODE Products, or (ii) any Program Know-How which Roche or its Affiliates solely owns or controls ; provided however, that "Roche Know-How" specifically excludes Technical Information relating to the polymerase chain reaction ("PCR") methods and/or technology.

         1.79 "Roche Patents" shall mean (i) any Patents which Roche or its Affiliates, prior to or during the Research Term, owns or controls (provided that Roche or its

Affiliates has the right to license or otherwise make available such Patents to deCODE) which relate to any of the Research Projects or are necessary to make, have made, use, offer for sale, sell or import Products, or (ii) any Program Patent which Roche or its Affiliates solely owns or controls; provided however, that "Roche Patents" specifically excludes Roche's and its Affiliates' patent portfolio relating to PCR technology.

         1.80 "Roche Patent Valid Claim" shall mean: (i) a claim of any issued and unexpired Roche Patent which has not been disclaimed, revoked or held unpatentable, invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and which claim is otherwise enforceable, or (ii) a claim of a patent application that is a Roche Patent that has not been cancelled, withdrawn, or abandoned, or is not pending in a given country with the applicable patent office for more than three (3) years from the earliest date from which the patent application was filed or claims priority in the given country.

         1.81 "Royalty Sublicensing Income" shall mean that portion of Sublicensing Income directly attributable to royalties received by deCODE from its Third Party licensees with respect to such Third Party licensees' sales of a given deCODE Product in a given country.

         1.82 "Royalty Term" shall mean:

              (a) As to Roche, for a given Diagnostic Product in a given country in the Territory, a period of time commencing with respect to Net Sales, on the First Commercial Sale of the given Diagnostic Product in the given country and ending on the later of: (i) [**] from the date of the First Commercial Sale of such Diagnostic Product in such country, or (ii) [CONFIDENTIAL TREATMENT REQUESTED] on which the making, having made, using, offering for sale, selling or importing of the Diagnostic Product in the country of sale by Roche, its Affiliates or sublicensees is claimed by a deCODE Patent Valid Claim or a Program Patent Valid Claim.

              (b) As to deCODE, for a given deCODE Product in a given country in the Territory, a period of time commencing (i) with respect to Net Sales, on the First Commercial Sale of the given deCODE Product in the given country, and (ii) with respect to Sublicensing Income, on the Effective Date, and ending on the later of: (1) [CONFIDENTIAL TREATMENT REQUESTED] from the date of the First Commercial Sale of such deCODE Product in such country, or (2) [CONFIDENTIAL TREATMENT REQUESTED] on which the making, having made, using, offering for sale, selling or importing of the deCODE Product in the country of sale by deCODE, its Affiliates or sublicensees is claimed by a Roche Patent Valid Claim or a Program Patent Valid Claim.

              (c) If, in a country in the Territory, the above definition of Royalty Term is unenforceable, then for such country, Royalty Term shall mean the longest term as may be enforceable under the applicable laws of such country, provided that in no event shall the Royalty Term in such country exceed the maximum term above.

         1.83 "Shelved Product" shall mean any Diagnostic Product or IT Product developed from a Shelved Project. A "Shelved Product" may become a deCODE Product.



         1.84 "Shelved Project" shall mean any Research Project to which Roche
(a) relinquished its rights to [CONFIDENTIAL TREATMENT REQUESTED] developed therefrom in writing; or (b) [CONFIDENTIAL TREATMENT REQUESTED], as determined by the Steering Committee, for example, by [CONFIDENTIAL TREATMENT REQUESTED]; or (c) has Commercialized any Diagnostic Product or IT Product developed from such Research Project and thereafter, Roche ceases the sale or other distribution thereof from all of the Major Countries for a period of at least [CONFIDENTIAL TREATMENT REQUESTED]. The Steering Committee shall determine whether a Research Project is a Shelved Project.

         1.85 "Steering Committee" shall mean the body organized and acting pursuant to Section 3.

         1.86 "Sublicensing Income" shall mean all consideration, including, for example, up-front payments, milestones, and royalties, received by deCODE from its Third Party licensees with respect to a given deCODE Product, but excluding any amounts received from Third Party licensees to reimburse deCODE for research and development expenses of deCODE which deCODE can reasonably document; provided, however, that with respect to consideration [CONFIDENTIAL TREATMENT REQUESTED].

         1.87 "Technical Information" shall mean information, data methods, trade secrets, know-how or copyrights (whether patentable or not patentable), including without limitation, ideas, concepts, formulas, manufacture, methods, procedures, designs, compositions of matter, plans, applications, specifications, drawings, techniques, materials (including without limitation biological materials such as Biological Materials, RNA, DNA, DNA fragments, organisms, proteins, polypeptides, plasmids, vectors and the like) compounds, products, processes, research, technical data, apparatus, equipment, samples, inventions, discoveries, and the like, as well as improvements related thereto.

         1.88 "Territory" shall mean the entire world.

         1.89 "Third Party" shall mean any party other than a Party, or an Affiliate of a Party.

         1.90 "USA" shall mean the United States of America.

         1.91 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

           Definition                                    Section
           ----------                                    -------

           "1998 Research Agreement"                     Preliminary Statements

           "AAA"                                         16.13(b)

           "Bankrupt Party"                              16.15(b)

           "Bankruptcy Code"                             16.15 (b)

           "Claims"                                      12.1

           "Cure Period"                                 14.4(a)(ii)

           "deCode Notice"                               7.5(a) (i)

           "Decision Period"                             7.5(a) (ii)

           "Default Notice"                              14.4(a)(i)

           "Disclosing Party"                            1.9

           "Executive Officers"                          3.5(b)

           "Evidence Period"                             6.2(d) and 6.4(b)

           "Exclusivity"                                 5.12(c)

           "intellectual property"                       16.15(b)

           "Initiating Party"                            11.1(c)

           "Lupus Patent"                                7.3(a)

           "Option Notice"                               7.4(a)

           "Original Product"                            8.2(c)

           "owed Party"                                  9.5

           "paying Party"                                9.5

           "Proposed Publication"                        13.1(b)

           "providing Party"                             5.11(a)

           "receiving Party"                             5.11(a)

           "Receiving Party"                             1.9

           "Replacement Product"                         8.2 (c)

           "Responsible Party"                           11.1(b)

           "Reviewing Party"                             13.1(a)

           "Roche Notice"                                7.5(b) (i)

           "Statements"                                  16.7(b)

           "Sublicensee's Required Efforts"              6.5

           "Suit or Action"                              11.1(c)

           "Third Party License"                         8.4(c)

           "Third Party Product"                         8.4(B) (i)

           "Withdrawal Notice"                           13.1(b)

           "Withholding Taxes"                           9.5



2.       REPRESENTATIONS AND WARRANTIES.

         2.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that, as of the Effective Date:

                  (a) such Party is duly organized and validly existing under the laws of the state or country of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; and

                  (b) such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the fulfilling of its obligations under this Agreement; and

                  (c) such Party is not aware of any impediment which would inhibit its ability to fulfill the terms and conditions imposed on it by this Agreement; and

                  (d) such Party has the right to grant the other Party the rights and licenses hereby granted under this Agreement.

         2.2 Representations of deCODE. deCODE represents and warrants to Roche that, as of the Effective Date, there are no patents or patent applications that deCODE owns or controls in the Territory which could preclude Roche from carrying out its obligations under this Agreement and which deCODE does not have the right to license or otherwise make available to Roche.

3.       STEERING COMMITTEE.

         3.1 Members. The Parties shall establish a Steering Committee, which shall consist of six (6) members, three (3) members from each Party. One (1) member from each Party must be both (i) a member of senior management and (ii) a scientist. The initial members of the Steering Committee are set forth on Exhibit F. Members of the Steering Committee may be represented at any meeting by a designee appointed by such member for such meeting. The initial chairperson shall be agreed upon by the Parties and shall be designated on Exhibit F. The initial chairperson shall serve as chairperson for the First Contract Year. Thereafter, the chairperson of the Steering Committee for a given Contract Year shall be selected within thirty (30) days of the beginning of such given Contract Year on an alternating basis between the Parties, and shall serve as chairperson during such given Contract Year. The initial secretary shall be selected by the Party that is not designating the chairperson and shall be designated on Exhibit F. The initial secretary shall serve as secretary for the First Contract Year. Thereafter, the secretary of the Steering Committee for a given Contract Year shall be selected within thirty (30) days of the beginning of such given Contract Year by the Party not designating the chairperson for the same given contract year, and shall serve as secretary during such given Contract Year. Each Party shall be free to change its members, on prior written notice to the other Party. Each Party may, in its discretion, invite non-Steering Committee Representatives of such Party, provided that each Party approves the other Party's invitee(s) in advance.

         3.2 Responsibilities of the Chairperson The chairperson of the Steering Committee shall have the following responsibilities:

             (a) to call meetings of the Steering Committee, send notice of each such meeting and designate the time, date and place of each such meeting;

             (b) to convene or poll the member of the Steering Committee by other permitted means;

             (c) to establish the agenda for each meeting of the Steering Committee;

             (d) to prepare comments to the draft minutes prepared by the secretary of the Steering Committee, and communicate with the secretary to finalize the draft minutes prior to circulation to all members of the Steering Committee; and

             (e) to execute, along with the secretary of the Steering Committee, the final minutes of the meetings of the Steering Committee.

         3.3 Responsibilities.  The Steering Committee shall:

             (a) identify, review, select and oversee all Research Projects;

             (b) evaluate and determine scientific criteria to be implemented under all Research Projects;

             (c) establish a mechanism by which the Parties will exchange deCODE Know-How and Roche Know-How, including Program Know-How, and oversee the exchange of such Know-How;

             (d) commencing on the Effective Date, discuss and prepare an Annual Research Plan for each Research Project for the First Contract Year of the Research Term, including determining the priorities among the various Research Projects and the appropriate number of FTEs to be used to support each Research Project, and, prior to ninety (90) days after the Effective Date, finalize an Annual Research Plan for each Research Project for the First Contract Year of the Research Term and have each such Annual Research Plan signed and dated by a representative of each Party on the Steering Committee;

             (e) not less than three (3) months prior to the commencement of each subsequent Contract Year during the Research Term, discuss and prepare an Annual Research Plan for each ongoing Research Project, including determining the priorities among the various Research Projects and the appropriate number of FTEs to be used to support each Research Project, and, prior to the commencement of each subsequent Contract Year during the Research Term, finalize an Annual Research Plan for each Research Project for the such Contract Year of the Research Term and have each such Annual Research Plan signed and dated by a representative of each Party on the Steering Committee;

             (f) decide upon approval of proposed amendments or modifications to any Annual Research Plan;

             (g) evaluate data from all Research Projects;

             (h) coordinate the activities of the Parties, and review and evaluate progress, under the Research Projects, provided that the Steering Committee shall not have authority to make any determination that either Party is in breach of its obligations under the Research Projects;

             (i) discuss, prepare and finalize an Annual Research Plan for any new Research Project;

             (j) determine the research milestones and decide when a research milestone established for any Research Project is achieved in such Research Project;

             (k) determine the development milestones, development milestone payments and the royalty rates applicable to each Diagnostic Product or IP Trade, consistent with, and taking into account the criteria described in, Sections 5.3(f), (g), (h) and (i);

             (l) determine contribution of added value and commensurate eighteen
(18) month period for each Elected Project;

             (m) prepare and approve each Addendum to this Agreement;

             (n) perform any other activities related to the Research Projects as the Parties may request from time to time, other than deciding that a Party is in breach of an obligation under this Agreement.

         3.4 Meetings. During the Research Term and until one (1) year after the end of the Research Term, the Steering Committee shall meet at least four (4) times every Contract Year, and more frequently as the Parties deem appropriate, on such dates, places and at such times as the Parties shall agree. Thereafter, during the term of this Agreement, the Steering Committee shall meet on an as needed basis on such dates, places and at such times as the Parties shall agree. The meetings shall alternate between the offices of the Parties unless the Parties otherwise agree. The chairperson shall, if practicable, send notice of all meetings to all members of the Steering Committee no less than twenty (20) days before the date of the meeting. The Steering Committee may also convene or be polled or consulted from time to time by means of telecommunications, video conferences or correspondence, as deemed necessary or appropriate; provided, however, that the Steering Committee meet in person at least twice every Contract Year during the Research Term and until one (1) year after the end of the Research Term.

         3.5 Decisions.

             (a) The Steering Committee may decide on any subject matter that is subject to the Steering Committee's decision-making authority. All decisions of the Steering Committee shall be made by consensus of the members (or their designees) present at any meeting. Such consensus shall require that at least one (1) member of each Party are present at such meeting.

             (b) In the event that consensus cannot be reached by the Steering Committee after good faith discussions with respect to a matter that is subject to its decision-making authority, then, the matter shall be referred for further review and resolution to the head of Roche's molecular diagnostics business unit, or such other similar position designated by Roche from time to time, and the Chief Executive Officer at deCODE, or such other similar position designated by deCODE from time to time (such officers, collectively, the "Executive Officers"). The Executive Officers of each Party shall use reasonable efforts to resolve the matter within thirty (30) days after the matter is referred to them. If the Executive Officers cannot resolve the matter within thirty (30) days, then: (i) if the matter may violate any statutes, laws, rules or regulations of Iceland authority in Iceland, the matter shall be decided by the Executive Officer of deCODE in good faith, giving appropriate consideration to the reasonable business and scientific concerns of Roche; and (ii) for the responsibilities of the Steering Committee identified in Sections 3.3(a)-(i) and other than set forth in clause (i) above, the matter shall be decided by the Executive Officer of Roche in good faith, giving appropriate consideration to the reasonable business and scientific concerns of deCODE.

             (c) No Decision, either by the Steering Committee or an Executive Officer, on any matter that is subject to the Steering Committee's decision-making authority, may have the effect of materially increasing the economic burdens or the research responsibilities of a Party without the prior written approval of such Party.

             (d) No Decision regarding Section 3.3 (j), (k), (l), (m) or (n) may be made by the Steering Committee without consensus of the Steering Committee, and Section 3.5(b) shall not apply to such Decisions.

         3.6 Minutes. Promptly after each Steering Committee meeting, the secretary of the Steering Committee shall prepare and distribute to the chairperson draft minutes of the meeting, which shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Steering Committee and a list of any issues to be resolved by the Executive Officers. The chairperson may then comment on the draft minutes. The secretary shall discuss with the chairperson any comments of the chairperson and circulate a final draft of the minutes to all members of the Steering Committee within fifteen (15) days of the meeting. The members of the Steering Committee shall then have fifteen (15) days after circulation of the final draft minutes to provide their comments thereon to the secretary of the Steering Committee. If a member of the Steering Committee does not comment to the secretary on the draft minutes within the fifteen (15) day period after circulation, said member is deemed to have agreed to the final draft minutes. Upon the expiration of the fifteen (15) day period after circulation, the secretary and the chairperson of the Steering Committee shall have an additional fifteen (15) days to discuss the other members' comments and finalize the minutes. The secretary and chairperson shall each sign and date the final minutes. The signature of the chairperson and the secretary on the final minutes shall indicate each Party's assent to the minutes. With the sole exception of specific items of the meeting minutes to which the chairperson and the secretary cannot agree and which are escalated as provided below, final minutes of all Steering Committee meetings shall be finalized no later than forty five (45) days after the meeting to which the minutes pertain. If at any time during the preparation and finalization of the Steering Committee meeting minutes the secretary and the chairperson of the committee do not agree on any issue with respect to the minutes, this issue shall be resolved by the process provided in Section 3.5(b). The decision resulting from the process shall be recorded by the secretary of the Steering Committee in an amended finalized minutes for said meeting. All other issues in the minutes which are not subject to such escalation shall be finalized within the above-mentioned forty-five (45) days.

         3.7 Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and non-Steering Committee invitees to attend meetings of, and otherwise participate on, the Steering Committee.



4.       DISCLOSURE OF KNOW-HOW.

         4.1 Disclosure of deCODE Know-How. Promptly following the Effective Date, deCODE shall disclose to Roche all existing deCODE Know-How and, thereafter, deCODE shall disclose to Roche on an ongoing basis during the Research Term all additional deCODE Know-How.

         4.2 Disclosure of Roche Know-How. Promptly following the Effective Date, Roche shall disclose to deCODE such Roche Know-How as reasonably determined by Roche to be necessary for deCODE to carry out the Research Projects and, thereafter, Roche shall disclose to deCODE on an ongoing basis during the Research Term all additional Roche Know-How.

         4.3 Mechanism for Exchange of Know-How. The Steering Committee shall establish a mechanism by which the Parties will exchange deCODE Know-How and Roche Know-How, including Program Know-How, in accordance with this Agreement, and oversee the exchange of such Know-How.



5.       COLLABORATIVE RESEARCH PROGRAM.

         5.1 Research Program Objectives

             (a) The overall objective of the Research Program is to develop Diagnostic Products that accurately establish a patient's current diagnosis, predict future risk of disease, predict drug response and determine responses to treatment or the health status of individuals; as part of the primary objective, the Parties also intend:

                 (i) To develop IT Products which support the marketing of the other Products developed under the other Research Projects (e.g., to create software programs and algorithms that provide decision support for the other Products);

                 (ii) To develop algorithms for establishing diagnostic patterns;

                 (iii) To develop stand-alone IT Products which aid in medical decision making;

                 (iv) To create a diagnostics-focused database to be used for both discovery applications and post marketing studies (e.g., such a database might combine key datasets from [CONFIDENTIAL TREATMENT REQUESTED]; and

                 (v) To develop IT Products which use databases (including the database which may be developed under this Agreement) for aiding in medical decision support.

             (b) The Parties intend to achieve the objectives set forth in subsection (a) above by allocating the responsibilities between the Parties in any Annual Research Plan and seek to leverage the core strengths of each of Roche and deCODE including the following:

                 (i) With respect to Roche, its core strengths in the areas of DNA/RNA/proteomics-testing platform, nucleic acid-based diagnostic markers, disease-causing genes and polymorphisms, diagnostic development and commercialization know-how, marketing and distribution capabilities, registration, quality and manufacturing know-how, cash resources and therapies to support diagnostic decisions.

                 (ii) With respect to deCODE, its core strength in the areas of identification of disease-causing genes and polymorphisms, know-how for other potential predictors (expression-based, haplotypes, familial analysis), access to population-based medical data and samples, bioinformatics, statistics, genealogy, and associated genealogy software, privacy and decision support software, and mathematical algorithms for use in data mining.

         5.2 Annual Research Plans.

             (a) For the First Contract Year of the Research Term, commencing on the Effective Date, the Steering Committee will discuss and prepare an Annual Research Plan for each Research Project and will finalize an Annual Research Plan for each Research Project on or prior to thirty (30) days after the Effective Date. Thereafter, during the Research Term, the Steering Committee shall (i) commencing not less than three (3) months prior to the commencement of the subsequent Contract Year, discuss and prepare an Annual Research Plan for each Research Project for the upcoming Contract Year, and (ii) prior to the commencement of each Contract Year during the Research Term, finalize an Annual Research Plan for each Research Project for such Contract Year. Each Annual Research Plan shall be reviewed on a quarterly basis by the Steering Committee and may be amended from time to time upon Steering Committee approval. Each Annual Research Plan, and any amendment thereto, shall be signed and dated by a representative of each Party on the Steering Committee.

             (b) Each Annual Research Plan shall contain the specific research objectives to be achieved during the Contract Year, the specific activities to be performed under the Research Program and the timeline for performing such activities, and the Party which shall be responsible for performing each of the activities and, with respect to deCODE, the number of FTEs being funded by Roche who are assigned to each Research Project.

             (c) Each Annual Research Plan shall also contain the specific criteria to be met for the achievement of research milestones agreed upon by the Parties in the Addendum relating to such Research Project.

             (d) Each Annual Research Plan shall be consistent with the other terms and conditions of this Agreement, including the objectives set forth in
Section 5.1.

         5.3 Research Projects.

             (a) Existing Roche Research Projects. From time to time during the Research Term, Roche shall select research projects from [CONFIDENTIAL TREATMENT REQUESTED] programs that Roche believes may benefit from inclusion in the collaboration between the Parties pursuant to this Agreement and shall prepare a report to the Steering Committee regarding such research projects. At such time, the Parties shall negotiate and try to reach agreement in the matters described in Section 5.3(e). Upon reaching an agreement on such matters, the Parties shall prepare a proposal and shall report the terms of such proposal to the Steering Committee. The Steering Committee shall then determine whether any such research project shall become an "Existing Roche Research Project" under this Agreement. In the event that the Steering Committee determines to make such research project an "Existing Roche Research Project" under this Agreement, the Steering Committee shall prepare and the Parties shall execute an Addendum and approve an Annual Research Plan for such Research Project for the remaining portion of the then current Contract Year, and any modifications to any other Annual Research Plans necessary to allocate sufficient resources to such Research Project. At such time, Exhibit C shall be amended to include such research project as an Existing Roche Research Project, and Exhibit C shall be amended to include the Disease which is the subject of such Existing Roche Research Project as an Existing Roche Disease.

             (b) Existing Alliance Research Projects. The Parties shall periodically review the status of any research projects which the Parties are collaborating on pursuant to [CONFIDENTIAL TREATMENT REQUESTED]. From time to time during the Research Term, the Parties may select certain of such research projects in which [CONFIDENTIAL TREATMENT REQUESTED] and which the Parties believe may benefit from inclusion in the further collaboration between the Parties pursuant to this Agreement, and shall prepare a report to the Steering Committee regarding such research projects. At such time, the Parties shall negotiate and try to reach agreement in the matters described in Section 5.3(e). Upon reaching an agreement on such matters, the Parties, and their appropriate Affiliates, if necessary, shall prepare a proposal which sets forth such agreed-upon terms with respect to such research project and shall report the terms of such proposal to the Steering Committee. The Steering Committee shall then determine whether any such research project shall [CONFIDENTIAL TREATMENT REQUESTED]. In the event that the Steering

Committee determines to [CONFIDENTIAL TREATMENT REQUESTED], the Steering Committee shall prepare and the Parties shall execute an Addendum and approve an Annual Research Plan for such Research Project for the remaining portion of the then current Contract Year, and any modifications to any other Annual Research Plans necessary to allocate sufficient resources to such Research Project. At such time, Exhibit B shall be amended to include such research project as an Existing Alliance Research Project, and Exhibit B shall be amended to include the Disease which is the subject of such Existing Alliance Research Project as an Existing Alliance Disease. Any Addendum entered into pursuant to this Section 5.3(b) shall direct whether any of the provisions of the [CONFIDENTIAL TREATMENT REQUESTED] apply to such Research Project or whether the terms of this Agreement shall be wholly applicable to such Research Project.


             (c) New Roche Research Projects. From time to time during the Research Term, Roche may elect, subject to the consent of deCODE, to include as a Research Project any of the [CONFIDENTIAL TREATMENT REQUESTED] that Roche believes may benefit from inclusion in the collaboration between the Parties pursuant to this Agreement, provided that [CONFIDENTIAL TREATMENT REQUESTED], and shall prepare a report to the Steering Committee regarding such research projects. At such time, the Parties shall negotiate and try to reach agreement in the matters described in Section 5.3(e). Upon reaching an agreement on such matters, the Parties shall report the terms of such agreement to the Steering Committee. The Steering Committee shall then determine whether any such research project shall become a "New Roche Research Project" under this Agreement. In the event that the Steering Committee determines to make such research project a "New Roche Research Project" under this Agreement, the Steering Committee shall prepare and the Parties shall execute an Addendum and approve an Annual Research Plan for such Research Project for the remaining portion of the then current Contract Year, and any modifications to any other Annual Research Plans necessary to allocate sufficient resources to such Research Project. At such time, Exhibit E shall be amended to include such Research Project as a New Roche Research Project, and Exhibit E shall be amended to include the Disease which is the subject of such New Roche Research Project as a New Roche Disease.

             (d) IT Research Projects. From time to time during the Research Term, the Parties may elect to establish a research project for the development of IT Products that both Parties believe may benefit from inclusion in the collaboration between the Parties pursuant to this Agreement and shall prepare a report to the Steering Committee regarding such research projects. At such time, the Parties shall negotiate and try to reach agreement in the matters described in Section 5.3(e). Upon reaching an agreement on such matters, the Parties shall report the terms of such Agreement to the Steering Committee. The Steering Committee shall then determine whether any such research project shall become an "IT Research Project" under this Agreement. In the event that the Steering Committee determines to make such research project an "IT Research Project" under this Agreement, the Steering Committee shall prepare and the Parties shall execute an Addendum and approve an Annual Research Plan for such Research Project for the remaining portion of the then current Contract Year, and any modifications to any other Annual Research Plans necessary to allocate sufficient resources to such Research Project. At such time, Exhibit D shall be amended to include such Research Project as an IT Research Project.

             (e) Prior to the inclusion of any research project set forth in
Section 5.3(a), (b), (c) or (d) as an Existing Roche Research Project, an Existing Alliance Research Project, a New Roche Research Project or an IT Research Project, respectively, pursuant to this Agreement, the Parties shall negotiate and agree upon the following:

                 (i) the criteria to be achieved for the satisfaction of research milestones, and

                 (ii) the amount of each research milestone to be paid by Roche to deCODE upon the satisfaction of such milestone criteria for such research project; provided, however, that the Parties recognize that research milestones may not be appropriate for some research projects, [**]. The Parties intend that: (1) these milestones will be research milestones; (2) the Parties anticipate that there may be [**] such research milestones, depending on the development stage of the Research Project at the time that it becomes a Research Project under this Agreement; and (3) the Parties anticipate that each milestone payment will be [CONFIDENTIAL TREATMENT REQUESTED].

             (f) With respect to the appropriate development milestones and royalties to be paid on Products developed from a Research Project; the Parties intend that such milestones and royalties shall be determined: (1) based on the customary standards in agreements between commercial entities in the diagnostic industry; (2) taking into account (A) the type of Product that will be developed from such research project; (B) the level of contribution of deCODE to the development of the Product from such research project (e.g., High, Medium or Low Development Efforts); (C) the degree to which the Product will be covered by deCODE Generalized Technology or Joint Generalized Technology; (D) the degree to which the Product will contain active components not covered by deCODE Patents, Joint Generalized Technology, or covered by intellectual property other than deCODE Generalized Technology, Joint Generalized Technology or Roche Generalized Technology; (E) the stage of development of the Product at the time that the research project became a Research Project pursuant to this Agreement, and the expected stage of development of the

Product at the time that deCODE has ceased to contribute to its development pursuant to this Agreement; (F) potential sales volume and profitability of the Product; and (G) projected expenses to develop and market the Product; (H) with respect to development milestones, within the aggregate ranges set forth in
Section 5.3(g) for the various kinds of Research Projects, which the Parties intend will be paid over one, two or three milestone events, as determined by the parties; and (I) with respect to royalties, within the ranges set forth in
Section 5.3(h) for the various kinds of Research Projects and degrees of Development Efforts made by deCODE.

             (g) For each Product developed by Roche from a Research Project, Roche shall pay aggregate development milestones to deCODE, in addition to any research milestones to be paid pursuant to Section 5.3(e)(ii), negotiated by the Parties taking into account the criteria described in Section 5.3, which shall be non-refundable and fully creditable against all future royalties for such Products, and shall be in the following ranges:

TABLE I

                    AGGREGATE DEVELOPMENT MILESTONE PAYMENTS

           Type of Research Project                                        Range
           ------------------------                                        -----

For Diagnostic Products developed from an Existing
Roche Research Project                                                     [**]

For Diagnostic Products developed from an Existing
Alliance Research Project                                                  [**]

For Diagnostic Products developed from a New Roche
Research Project                                                           [**]

For IT Products                                                            [**]


provided, however, that any such development milestones for Products developed from an Existing Alliance Research Project shall [CONFIDENTIAL TREATMENT REQUESTED].

                 (h) For each Diagnostic Product developed from a Research Project, Roche shall pay royalties to deCODE on Diagnostic Products developed from such

Research Project as negotiated by the Parties as provided for in Section 5.3(f), which shall be in the following ranges:

TABLE II

                                        ROYALTY RATES - DIAGNOSTIC PRODUCTS
                                        -----------------------------------
                            Diagnostic Products
                            developed from an          Diagnostic Products          Diagnostic Products developed
Level of deCODE             Existing Roche Research    developed from an Existing   from a New Roche Research
Development Effort          Project                    Alliance Research Project    Project
------------------          -----------------------    --------------------------   ------------------------------
High Development Effort              [**]                        [**]                           [**]

Medium Development Effort            [**]                        [**]                           [**]

Low Development Effort               [**]                        [**]                           [**]

provided, however, that any such royalties for Diagnostic Products developed from an Existing Alliance Research Project shall (i) be no less than the aggregate amount of royalties which could have been paid under the 1998 Research Agreement with respect to such project pursuant to Roche's obligations under
Section 8.3(a) of the 1998 Research Agreement, and (ii) such royalties shall be in lieu of any additional royalties which would otherwise be due under the 1998 Research Agreement with respect to such project.

                  (i) For each IT Product developed from a Research Project, Roche shall pay royalties to deCODE on IT Products developed from such Research Project as negotiated by the Parties as provided for in Section 5.3(f), which shall be in the following range:

TABLE III

                           ROYALTY RATES - IT PRODUCTS

Level of deCODE Development Effort                               IT Products
----------------------------------                               -----------

High Development Effort                                             [**]

Medium Development Effort                                           [**]

Low Development Effort                                              [**]


         5.4 Termination of a Research Project. Subject to the terms and conditions of this Agreement, at any time during the Research Term, Roche may, for any reason, terminate a Research Project by giving six (6) months' prior written notice to deCODE. In such event, the effective date of termination shall be the date six (6) months after Roche provides such written notice to deCODE. Following a termination of a Research Project pursuant to this Section 5.4, such project shall become a Shelved Project.

         5.5 Research Program.

             (a) Scope. Each Research Project shall have as its subject an independent and separate Disease. For each Research Project, each Party shall conduct those activities that are assigned to such Party in the Annual Research Plan for such Research Project.

             (b) Oversight. The Steering Committee shall oversee each Research Project.

             (c) FTE Rate Adjustment. For the first [**] Contract Years, the FTE Rate shall be [CONFIDENTIAL TREATMENT REQUESTED]. Thereafter, the FTE Rate may be adjusted upwards at the beginning of each Contract Year during the Research Term as mutually agreed by the Parties and based upon actual and documented increased expenses; provided that such rate shall be increased annually to cover cost-of-living increases to compensation paid to such FTEs by deCODE.

             (d) Use of FTEs. The Parties acknowledge that deCODE's utilization of Representatives of deCODE during the course of each Research Project may fluctuate during the Research Term and that deCODE's obligation to allocate a certain number of FTEs to a Research Project, and satisfaction of such obligation, will be based on such allocation calculated over the course of a given Contract Year of the Research Term.

         5.6 Research Funding.

             (a) First Contract Year. Subject to the terms and conditions of this Agreement, Roche shall pay to deCODE [CONFIDENTIAL TREATMENT REQUESTED] for the funding of the Research Program during the First Contract Year, which shall be due and payable on a calendar quarterly basis within thirty (30) days after receipt by Roche of an invoice for such sum.

             (b) Second Contract Year. Subject to the terms and conditions of this Agreement, Roche shall pay to deCODE [CONFIDENTIAL TREATMENT REQUESTED] for the funding of the Research Program during the Second Contract Year, which shall be due and payable on a calendar quarterly basis within thirty (30) days after receipt by Roche of an invoice for such sum.

             (c) Third, Fourth and Fifth Contract Years.

                 (i) In the event Roche elects to continue Exclusivity for any of the Third, Fourth and/or Fifth Contract Years, and subject to the terms and conditions of this Agreement, Roche shall pay to deCODE [CONFIDENTIAL TREATMENT REQUESTED] for the funding of the Research Program during each of the Third, Fourth and/or Fifth Contract Years, which shall be due and payable on a calendar quarterly basis within thirty (30) days after receipt by Roche of an invoice for such sum.

                 (ii) In the event Roche elects not to continue Exclusivity in the Third, Fourth or Fifth Contract Years, and subject to the term of this Agreement, Roche shall pay to deCODE [CONFIDENTIAL TREATMENT REQUESTED] for the funding of the Research Program during each of the Third, Fourth and/or Fifth Contract Years, which shall be due and payable on a calendar quarterly basis within thirty (30) days after receipt by Roche of an invoice for such sum.

             (d) Adjustment to Amount of Payment. The Parties acknowledge and agree that the amount of each quarterly payment set forth in Sections 5.6 are determined based on [CONFIDENTIAL TREATMENT REQUESTED] of the number of FTEs to be allocated to the Research Program by deCODE for a Contract Year during the Research Term, multiplied by the FTE Rate.

             (e) Other Expenses. Subject to this Section 5.6, each Party shall be responsible for its own costs and expenses related to the Research Program.

             (f) Method of Payment. Payments under this Section 5.6 shall be made by Roche to deCODE by wire transfer to:

                 State Street Bank and Trust Co.
                 225 Franklin Street
                 Boston, MA  02110-2804
                 Account No. 94262524
                 ABA No. 011000028


or such other account as deCODE may, from time to time, designate to Roche in writing.

             (g) FTE Support. At any time during the First Contract Year, Roche shall not be required to provide funding for more than [**] FTEs for all Research Projects. At any time during the Second Contract Year, Roche shall not be required to provide funding for more than [CONFIDENTIAL TREATMENT REQUESTED] FTEs for all Research Projects. At any time during the remaining three (3) Contract Years: (i) if Roche elects to continue the restrictions contained in
Section 5.12 in their entirety pursuant to Section 5.12(d), then Roche shall be required to provide funding for at least [CONFIDENTIAL TREATMENT REQUESTED] FTEs for all Research Projects; (ii) if Roche elects not to continue the restrictions contained in Section 5.11 pursuant to Section 5.12(d), then Roche shall be required to provide funding for no more than [CONFIDENTIAL TREATMENT REQUESTED] FTEs for all Research Projects.

         5.7 Use of Funds. deCODE will use funding provided by Roche under this
Section 5 only in support of the Research Program. deCODE will not use any Third Party funding in direct support of any Research Project. The use of any Third Party funding by deCODE in indirect support of a Research Program shall not adversely impact Roche's rights and licenses under this Agreement.

         5.8 Roche Review Right.

             (a) Within thirty (30) days following the end of each quarter of the Research Term, deCODE shall prepare and submit to Roche a statement setting forth for each Research Project the number of deCODE scientists who actually worked on such Research Project during the previous quarter and the portion of an FTE that each such deCODE scientist worked on such Research Project.

             (b) deCODE shall keep full, true and accurate books of account containing all information necessary to determine the correctness of the number of deCODE scientists who actually worked on any Research Project during any period of the Research Term and the portion of an FTE that each such deCODE scientist worked on any such Research Project. Such books of account shall be kept at deCODE's principal place of business. Not more than once per Contract Year during the Research Term, Roche or its authorized independent public accountant shall have the right to engage deCODE's independent public accountant, at reasonable times and upon reasonable notice, to examine on deCODE's premises, such records of deCODE. Results of any such examination shall be made available to both Parties. Roche shall bear the cost of such audit, unless such audit indicates an overstatement of the number of FTEs that worked on any Research Project by [CONFIDENTIAL TREATMENT REQUESTED] or more, in which event deCODE shall bear the costs of such audit.

         5.9 Conduct.

             (a) Each Party. Each Party shall for each Research Project:

                 (i) conduct such Research Project as described in each Annual Research Plan for such Research Project;

                 (ii) use reasonable diligence to (1) perform the activities assigned to such Party under the Annual Research Plan for such Research Project and (2) complete such activities on a timely basis;

                 (iii) conduct such Research Project in good scientific manner, and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable good laboratory practices to attempt to achieve its objectives efficiently and expeditiously;

                 (iv) periodically during the Research Term (but not less than once per quarter by deCODE), furnish to the Steering Committee written reports summarizing (1) all scientific work performed by such Party; and (2) Program Know-How developed by such Party (including without limitation a summary of Inventions and results and data generated), in the conduct of the Research Project;

                 (v) promptly disclose Inventions to the other Party in accordance with Section 10; and

                 (vi) during the Research Term, allow Representatives of the other Party, during normal business hours and with reasonable frequency, to visit the offices and laboratories of such Party where such Research Program is being conducted, and consult informally, during such visits or by telephone, with such Party's Representatives performing scientific work on or in direct connection with such Research Program; provided, however, that (1) such Representatives of the other Party are under an agreement binding such Representatives to protect Confidential Information to at least the same extent or greater as is required of such other Party under this Agreement and (2) the Party allowing any such visit approves in writing prior to such visit the other Party's Representatives, which approval shall not be unreasonably withheld. Any such visit shall not unreasonably interrupt the operations of the Party that is visited.

             (b) Dedicated Efforts. Each Party shall dedicate Commercially Reasonable Efforts to the collaboration and conduct of the Research Program, and the management and oversight of the Research Program. In connection with the foregoing, deCODE shall dedicate the personnel necessary for this purpose, and Roche shall dedicate an internal venture group for this purpose.

         5.10 Records.

              (a) During the Research Term and for each Research Project, deCODE shall maintain records in sufficient detail and in such good scientific manner as to, in all material aspects, completely and accurately reflect all scientific work performed and results achieved in the conduct of such Research Project (including all Inventions and results and data generated in the conduct of such Research Project). Such records shall be maintained in separate, bound laboratory notebooks for each Research Project. deCODE shall maintain such records in a form required under all applicable laws and regulations of the Major Countries.

              (b) During the Research Term and for each Research Project, Roche shall have the right, during normal business hours and upon reasonable notice, and subject to such reasonable procedures as deCODE may require, to inspect all such records of deCODE relating to the Research Project. Roche shall maintain such records of deCODE contained therein as Confidential Information in accordance with Section 13 and shall not use such records except to the extent otherwise permitted by this Agreement.

         5.11 Biological Materials Transfer.

              (a) For any Biological Materials provided by a Party (the "providing Party") to the other Party (the "receiving Party"), the providing Party shall provide the receiving Party with all related Know-How of the providing Party pertaining to such Biological Materials, and shall inform the receiving Party of any hazards or precautions which need to be taken with respect to the Biological Materials that the providing Party is aware of, or becomes aware of, during the term of this Agreement. The providing Party shall properly label, package, and transport the Biological Materials in accordance with all applicable laws and regulations and as reasonably requested by the receiving Party. Nothing herein shall be construed as giving the receiving Party any title or ownership to any Biological Materials. The receiving Party may not use any Biological Materials except in the conduct of a Research Project or a Development Program without the prior written consent of the providing Party. The receiving Party shall not supply any Biological Materials to any Third Party, other than Collaborators, without the prior written consent of the providing Party. In no event shall the receiving Party use any Biological Materials to harvest DNA. Upon the providing Party's written request during the Research Term or one (1) year thereafter, the receiving Party shall destroy all unused Biological Materials.

              (b) Biological Materials obtained in Iceland shall not be transported outside of Iceland. The Parties shall determine the most desirable methods, for each Research Project, to collect, use and retain such Biological Materials.

             (c) THE BIOLOGICAL MATERIALS ARE PROVIDED BY THE PROVIDING PARTY "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE BIOLOGICAL MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

         5.12 Exclusivity.

              (a) During the First Contract Year, the Second Contract Year, and any additional Contract Years in which Roche elects to continue the restrictions contained in this Section 5.12 pursuant to Section 8.1(c), [CONFIDENTIAL TREATMENT REQUESTED]

              (b) Notwithstanding the foregoing exclusivity provision, this Agreement shall not prohibit deCODE or any of its Affiliates, either alone or in collaboration with a Third Party: (i) from engaging in any activities relating
(1) to any disease where the express goal and focus of such activities is to identify or develop products or services for use outside of the Field; (2) to any disease to which Roche has provided its written consent and the Parties have reached agreement on licensing rights and revenue sharing; or (3) to any disease to which rights have been granted to a Third Party for use in the Field pursuant to Section 7.4; (ii) from engaging in the development, marketing and sales of any database products, or other software products and services for general use for bioinformatics information; or (iii) from engaging in any activity with respect to any elements of any IT Research Project, or with respect to any IT Research Project as a whole, which is not specifically prohibited pursuant to
Section 5.12(a)(ii).

              (c) The foregoing restrictions shall apply [CONFIDENTIAL TREATMENT REQUESTED] and, in the event that Roche elects to extend the restrictions for [CONFIDENTIAL TREATMENT REQUESTED].

              (d) Roche shall have the right, in its sole discretion, to elect to extend the Exclusivity. At least [CONFIDENTIAL TREATMENT REQUESTED] prior to the end of the [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED], Roche shall notify deCODE whether it is electing to extend the Exclusivity or not. If Roche notifies deCODE that it elects to extend the Exclusivity, then Roche shall be obligated to provide the access fees set forth in Section 8.1(c) and the research funding set forth in Section 5.6(c), and deCODE and its Affiliates shall be bound by the foregoing restrictions for [CONFIDENTIAL

TREATMENT REQUESTED]. Notwithstanding the foregoing, for any Research Project that has become an Elected Project during the Research Term, the Exclusivity shall be retained with respect to those projects regardless of whether Roche elects to provide access fees for [CONFIDENTIAL TREATMENT REQUESTED].

         5.13 Research Term.

              (a) End of Research Term. Subject to Sections 5.13(b), the Research Term shall end on the expiration of the Fifth Contract Year.

              (b) Extensions. The Parties may mutually agree to extend the Research Term after the expiration of the Fifth Contract Year for such number of Diseases, and on such terms, as the Parties may mutually agree. In the event that Roche is interested in such an extension, Roche shall so notify deCODE in writing no later than ninety (90) days prior to the expiration of the then-current Contract Year of the Research Term. The level of funding to be provided by Roche to deCODE, the number of FTEs to be provided by deCODE, the FTE Rate to be paid by Roche to deCODE for such extension period and, if the Exclusivity shall apply, shall be determined by the Parties at such time of any such mutual agreement of extension. Such extensions shall be deemed to be included in the Research Term for all purposes under this Agreement except as certain terms may be modified by the mutual agreement of the Parties.



6.       DEVELOPMENT AND COMMERCIALIZATION.

         6.1 Commercialization of a Research Project.

             (a) At any time prior to the conclusion of a Research Project, Roche may advise the Steering Committee of contributions to a Research Project and/or its intent to Commercialize a product that is the subject of a Research Project, (each, an "Elected Project").

             (b) Upon a Research Project becoming an Elected Project, Roche shall have the exclusive right and license under the Inventions, Program Know-How; Program Copyrighted Works and Program Patents relating to or resulting from the given Research Product, and the non-exclusive right to use deCODE Generalized Technology and deCODE IT Intellectual Property, and deCODE shall grant to Roche the exclusive and non-exclusive licenses provided in Section 7 hereof and subject to the other provisions of this Agreement.

             (c) If, for a [CONFIDENTIAL TREATMENT REQUESTED], as determined by the Steering Committee, Roche fails to [CONFIDENTIAL TREATMENT REQUESTED] as determined by the Steering Committee, the Elected Project, or any Research Project may be designated a Shelved Project by the Steering Committee.

             (d) In the event that an Elected Project subsequently has been designated a Shelved Project, either Party may restore the status of an Elected Project by any of the following: (i) in the case of Roche, [CONFIDENTIAL TREATMENT REQUESTED], by payment to deCODE of [CONFIDENTIAL TREATMENT REQUESTED] of any value contributed to the Shelved Project by deCODE up to the time of restoration to Elected Project status; or (ii) in the case of deCODE, by continuing with development of such project either on its own or with a Third Party, in which case, [CONFIDENTIAL TREATMENT REQUESTED], and in accordance with the criteria set forth in Section 5.3(f). At the conclusion of the [CONFIDENTIAL TREATMENT REQUESTED], Roche shall relinquish any rights with respect to such Shelved Project, except that in no event shall [CONFIDENTIAL TREATMENT REQUESTED] upon terms not inconsistent with the terms of this Agreement.

         6.2 Commercialization Efforts by Roche for Elected Project.

             (a) Upon a Research Project becoming an Elected Project, Roche, directly or through an Affiliate or sublicensee, will use Commercially Reasonable Efforts directed to Commercialization of the Elected Project.

             (b) Prior to the first Registration of a Diagnostic Product developed from an Elected Project for a given Disease in any Major Country, Roche's exercise of Commercially Reasonable Efforts is to be determined by judging Roche's Commercially Reasonable Efforts taken as a whole in the Major Countries.

             (c) After the first Registration of a Diagnostic Product developed from an Elected Project for a given Disease in any Major Country, Roche's exercise of Commercially Reasonable Efforts is to be determined by judging Roche's Commercially Reasonable Efforts taken as a whole taken on a Major Country-by-Major Country basis.

             (d) For a given Disease, prior to the first Registration in any Major Country of a Diagnostic Product developed from an Elected Project for such Disease, if deCODE reasonably believes that Roche is not using Commercially Reasonable Efforts, deCODE may provide Roche written notice specifying the reasons deCODE believes that Roche, at the time, is not using Commercially Reasonable Efforts with respect to such Disease. Upon receipt of such notice, Roche shall have a period of ninety (90) days (an "Evidence Period") to present evidence to deCODE that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease. If Roche presents evidence acceptable to deCODE that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease, deCODE's notice shall be deemed withdrawn and of no effect. Should there be a dispute as to whether Roche has, within the Evidence Period, presented evidence reasonably acceptable to demonstrate that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease, the Parties shall conduct good faith discussions directed toward resolution of the dispute. If the Parties do not resolve the dispute after good faith discussions have been conducted for a period of thirty (30) days following the Evidence Period, the Parties shall submit such dispute for resolution in accordance with Section 16.13. If it is agreed by the Parties, or if it is resolved in accordance with Section 16.13, that Roche, within the Evidence Period, has not presented evidence reasonably acceptable to demonstrate that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease, then the licenses and rights granted to Roche shall be governed by Section 7.2 of this Agreement.

             (e) For a given Disease, after the first Registration in any Major Country of a Diagnostic Product developed from an Elected Project for such Disease, if deCODE reasonably believes that Roche is not using Commercially Reasonable Efforts in any Major Country, deCODE may provide Roche written notice specifying the reasons deCODE believes that Roche, at the time, is not using Commercially Reasonable Efforts with respect to such Disease in the Major Country. Upon receipt of such notice, Roche shall have a period of ninety (90) days (an "Evidence Period") to present evidence to deCODE that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease in the Major Country. If Roche presents evidence acceptable to deCODE that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease in the Major Country, deCODE's notice shall be deemed withdrawn and of no effect. Should there be a dispute as to whether Roche has, within the Evidence Period, presented evidence reasonably acceptable to demonstrate that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease in the Major Country, the Parties shall conduct good faith discussions directed toward resolution of the dispute. If the Parties do not resolve the dispute after good faith discussions have been conducted for a period of thirty (30) days following the Evidence Period, the Parties shall submit such dispute for resolution in accordance with
Section 16.13. If it is agreed by the Parties, or if it is resolved in accordance with Section 16.13, that Roche, within the Evidence Period, has not presented evidence reasonably acceptable to demonstrate that Roche, its Affiliate or sublicensee is using Commercially Reasonable Efforts with respect to such Disease in the Major Country, then the rights and licenses granted to Roche and deCODE shall be governed by Section 7.6 of this Agreement.

         6.3 Abandonment of a Diagnostic Product for a Disease.

             (a) For a given Disease, at any time during the term of this Agreement prior to the first Registration in any Major Country of a Diagnostic Product developed from an Elected Project for such Disease, Roche may, for any reason, terminate this Agreement with respect to all Diagnostic Products for the Disease by giving six (6) months' prior written notice to deCODE. In such event, the effective date of termination shall be the date six (6) months after Roche provides such written notice to deCODE. The effects of such termination shall be governed by Section 14.4(a).

             (b) For a given Disease, at any time during the term of this Agreement after the first Registration in any Major Country of a Diagnostic Product developed from an Elected Project for such Disease, Roche may, for any reason, terminate this Agreement in a given Major Country with respect to all Diagnostic Products for the Disease by giving six (6) months' prior written notice to deCODE. In such event, the effective date of termination shall be the date six (6) months after Roche provides such written notice to deCODE. The effects of such termination shall be governed by Section 14.4(b).

             (c) If Roche terminates this Agreement pursuant to this Section 6.3(a) and (b) with respect to all Diagnostic Products for a Disease, such Disease shall no longer be considered a Disease under this Agreement, and all Joint Generalized Technology relating to such Diagnostic Products shall thereafter be governed by Section 14.3.

         6.4 Sale After Registration.

             (a) Time Period. For a given a Diagnostic Product developed from an Elected Project and which is the subject of a Registration in a given country, Roche, its Affiliate or sublicensee shall, within one (1) year after such Registration make a First Commercial Sale of the given Diagnostic Product in the given country.

             (b) Notice of Failure. If Roche, its Affiliate or sublicensee has not, within one (1) year after Registration of a Diagnostic Product in a given country, made a First Commercial Sale of the given Diagnostic Product in the given country, deCODE may provide Roche written notice to Roche specifying the same. Upon receipt of such notice, Roche shall have a period of ninety (90) days (an "Evidence Period") to present evidence to deCODE that Roche, its Affiliate or sublicensee, for reasons beyond their control, has not or is unable to make a First Commercial Sale of the given Diagnostic Product in the given country within one (1) year after such Registration. If Roche presents evidence acceptable to deCODE that Roche, its Affiliate or sublicensee, for reasons beyond their control, has not or is unable to make a First Commercial Sale of the given Diagnostic Product in the given country within one (1) year after such Registration, deCODE's notice shall be deemed withdrawn and of no effect. Should there be a dispute as to whether Roche has, within the Evidence Period, presented evidence reasonably acceptable to demonstrate that Roche, its Affiliate or sublicensee, for reasons beyond their control, has not or is unable to make a First Commercial Sale of the given Diagnostic Product in the given country within one (1) year after such Registration, the Parties shall conduct good faith discussions directed toward resolution of the dispute. If the Parties do not resolve the dispute after good faith discussions have been conducted for a period of thirty (30) days following the Evidence Period, the Parties shall submit such dispute for resolution in accordance with Section 16.13. If it is agreed by the Parties, or if it is resolved in accordance with Section 16.13, that Roche, within the Evidence Period, has not presented evidence reasonably acceptable to demonstrate that Roche, its Affiliate or sublicensee, for reasons beyond their control, has not or is unable to make a First Commercial Sale of the given Diagnostic Product in the given country within one (1) year after such Registration, then the rights and licenses granted to Roche and deCODE shall be governed by
Section 7.2 of this Agreement.

             (c) Abandonment of a Diagnostic Product after Registration. Notwithstanding anything to the contrary herein, at any time during the term of this Agreement, Roche may, for any reason, terminate its rights to use the Joint Generalized Technology under Section 6.1(b) and licenses under Section 7.1 in a given country with respect to a given Diagnostic Product that was the subject of a Registration in the given country by giving six (6) months' prior written notice to deCODE. In such event, the effective date of such termination shall be the date six (6) months after Roche provides such written notice to deCODE. The effects of such termination shall be governed by Section 14.3(c).



             6.5 Commercialization Efforts by deCODE and its Sublicensees. During the term of this Agreement, deCODE shall have no diligence obligation with respect to Shelved Products for a Disease other than using Commercially Reasonable Efforts to identify and obtain a licensee for such Shelved Products in the event deCODE determines not to develop Shelved Products for the Disease directly or through an Affiliate. In the event that deCODE grants rights to any Shelved Products for a Disease to a licensee, deCODE shall require such licensee to use Commercially Reasonable Efforts, in the Major Countries as a whole, directed to the Commercialization of at least one (1) deCODE Product for such Disease ("Sublicensee's Required Efforts").

         6.6 Reports.

             (a) By Roche. For each Disease, Research Project and Elected
Project: (i) at least once per year during the term of this Agreement, Roche will inform deCODE as to the goals and scope of each project; (ii) commencing at the end of the Research Program for each Disease, and until the Registration of a Diagnostic Product in a given Major Country for such Disease, within sixty
(60) days after the end of each calendar year, Roche shall provide to deCODE a written summary of Roche's, its Affiliates' and sublicensee's Commercially Reasonable Efforts during such previous calendar year, provided that Roche is permitted by any such sublicensee to share such information with deCODE. All such summaries shall be treated by deCODE as Confidential Information under
Section 13.

             (b) By deCODE. For a Disease, commencing at the end of the Research Program for such Disease, and until the first registration of a deCODE Product in any Major Country, within sixty (60) days after the end of each calendar year, provide written summary of Commercially Reasonable Efforts and provided deCODE determines not to develop Shelved Products for the Disease directly or through an Affiliate, deCODE shall provide to Roche a written summary of: (i) deCODE's and its Affiliates' efforts to identify and obtain a licensee for Shelved Products for the Disease, and (ii) the Sublicensee's Required Efforts of deCODE's licensees in the Major Countries during such previous year; provided that deCODE is permitted by such sublicensee to share such information with Roche. All such summaries shall be treated by Roche as Confidential Information under Section 13.

         6.7 Ownership of Regulatory Filings. Other than as explicitly provided for in this Agreement, nothing herein shall be construed as giving deCODE any title or ownership to any IND, NDA or other regulatory filings related to a Diagnostic Product. Other than as explicitly provided for in this Agreement, nothing herein shall be construed as giving Roche any title or ownership to any IND, NDA or other regulatory filings related to a deCODE Product.


7.       GRANT OF LICENSES.

         7.1 deCODE Grants to Roche. Subject to the terms and conditions of this Agreement, deCODE grants to Roche and its Affiliates:

             (a) Upon a Research Project becoming an Elected Project, (i) a sole and exclusive worldwide right and license under Joint Know-How and Joint Patents, (ii) sole and exclusive worldwide right and license to use deCODE Know-How and all deCODE Patents, and (iii) a non-exclusive right and license to use deCODE Generalized Technology, to make, have made, use, offer for sale, sell, have sold, and import Diagnostic Products developed a result of the Elected Project, in the Field throughout the Territory. The rights and licenses granted to Roche pursuant to this Section 7.1(a) shall include the right to grant sublicenses thereto. Roche shall advise deCODE of all sublicenses granted under this Agreement. Roche guarantees and assumes responsibility for the performance of all obligations so imposed on such sublicensee by reason of operation of any such sublicense. The milestones and royalties for such products shall be set forth in the appropriate Addendum and determined by the Steering Committee as provided in Section 3.3(k).

             (b) Upon a Research Project becoming an Elected Project, a non-exclusive right and license under deCODE IT Intellectual Property, solely to the extent necessary to make, have made, use, offer for sale, sell, have sold and import Diagnostic Products in the Field throughout the Territory. The rights and licenses granted to Roche pursuant to this Section 7.1(b) shall include the right to grant sublicenses thereto. Roche shall advise deCODE of all sublicenses granted under this Agreement. Roche guarantees and assumes responsibility for the performance of all obligations so imposed on such sublicensee by reason of operation of any such sublicense. The licenses granted to Roche in this Section 7.1(b) shall be subject to the negotiation and agreement of the Parties as to the applicable access fees to be paid by Roche to deCODE pursuant to the provisions set forth in Section 5.3.

             (c) A royalty-free, non-exclusive worldwide right and license under deCODE Know-How and deCODE Patents, and (ii) a non-exclusive right and license to use deCODE Generalized Technology, solely for Roche's internal research purposes relating to the development of Diagnostic Products in the Field throughout the Territory. The rights and licenses granted pursuant to this
Section 7.1(c) shall not include the right to grant sublicenses thereto.

             (d) A world-wide, [CONFIDENTIAL TREATMENT REQUESTED] license and immunity from suit to practice, make, have made, use and sell and have sold, any products or other materials but for the license granted herein would infringe a Valid Claim under the deCODE Patent commonly known as the "Lupus Patent"); and [**], world-wide license [CONFIDENTIAL TREATMENT REQUESTED] to deCODE's database commonly known as the "Clinical Genome Miner", subject to terms substantially in the form of Exhibit I hereto, and evidenced by a license agreement between the Parties in form and substance satisfactory to Roche.

         7.2 Research Programs. During the Research Term, each Party grants to the other Party and its Affiliates a fully paid-up, non-royalty bearing non-exclusive right and license, without the right to grant sublicenses, under such Party's respective Know-How and Patents, for the sole and exclusive purpose of the other Party fulfilling its research obligations under any and all Research Projects under this Agreement.

         7.3 Retained Rights.

             (a) Each Party shall retain its rights to use all Joint Patents and Joint Know-How, without obligation to the other Party, for internal research and development purposes, and for all other purposes subject only to the license grants made by each Party in Sections 7.1 and 7.2.

             (b) Neither Party shall have the right to use Joint Inventions, Joint Know-How, Joint Patents or Joint IT Intellectual Property except as provided in this Agreement.

             (c) Each Party shall retain all rights to use its respective know-how, generalized technology and patents for all purposes outside the Field.

         7.4 Option for [CONFIDENTIAL TREATMENT REQUESTED]. deCODE shall have an option to licensing [CONFIDENTIAL TREATMENT REQUESTED] developed from any [CONFIDENTIAL TREATMENT REQUESTED] as follows:

             (a) If, at any time during the term of this Agreement, deCODE is interested in offering rights to [CONFIDENTIAL TREATMENT REQUESTED] developed from any [CONFIDENTIAL TREATMENT REQUESTED] with respect to such Disease, or with respect to [CONFIDENTIAL TREATMENT REQUESTED], to a Third Party to whom deCODE has granted such Third Party any rights or licenses with respect to [CONFIDENTIAL TREATMENT REQUESTED], deCODE shall give written notice ("Option Notice") to Roche of its interest.

             (b) In the case of a [CONFIDENTIAL TREATMENT REQUESTED], in the event that at the time of such Option Notice (i) there have been [CONFIDENTIAL TREATMENT REQUESTED] by Roche with respect to discoveries or developments under the [CONFIDENTIAL TREATMENT REQUESTED], and (ii) deCODE and/or such Third Party agree to reimburse Roche for [CONFIDENTIAL TREATMENT REQUESTED] for the [CONFIDENTIAL TREATMENT REQUESTED], then deCODE shall have the option to license [CONFIDENTIAL TREATMENT REQUESTED] relating to such [CONFIDENTIAL TREATMENT REQUESTED] developed from such [CONFIDENTIAL TREATMENT REQUESTED] by giving written notice of its exercise of such option within sixty (60) days after receipt of such cost information from Roche, except as provided in Section 7.4(d). Roche shall provide such cost information with respect to such [CONFIDENTIAL TREATMENT REQUESTED] within thirty (30) days after receipt of the deCODE Notice pertaining to such [CONFIDENTIAL TREATMENT REQUESTED].

             (c) In the case of a [CONFIDENTIAL TREATMENT REQUESTED], then deCODE shall have the option to license [CONFIDENTIAL TREATMENT REQUESTED] with respect to such diagnostic products relating to such disease developed from such [CONFIDENTIAL TREATMENT REQUESTED] within thirty (30) days after the date of the deCODE Notice pertaining to such [CONFIDENTIAL TREATMENT REQUESTED], except as provided in Section 7.4(d).

             (d) In the event that deCODE exercises its option pursuant to this
Section 7.4, Roche shall have the right to elect to retain [CONFIDENTIAL TREATMENT REQUESTED] in the Field, or to such diagnostic products relating to such disease developed from such [CONFIDENTIAL TREATMENT REQUESTED] in the Field, by notifying deCODE of such election with ninety (90) days after receipt of the Option Notice pertaining to such [CONFIDENTIAL TREATMENT REQUESTED]. In such case, deCODE shall only grant such Third Party a [CONFIDENTIAL TREATMENT REQUESTED] right to such [CONFIDENTIAL TREATMENT REQUESTED] and/or other intellectual property with respect to such Diagnostic Products in the Field relating to such [CONFIDENTIAL TREATMENT REQUESTED], or with respect to such diagnostic products in the Field relating to such disease developed from such [CONFIDENTIAL TREATMENT REQUESTED], and, with respect to Diagnostic Products relating to a [CONFIDENTIAL TREATMENT REQUESTED] developed from a [CONFIDENTIAL TREATMENT REQUESTED], deCODE and/or such Third Party shall [**] of the costs incurred in connection with such [CONFIDENTIAL TREATMENT REQUESTED], and the license grants in Section 7.1 shall be modified to reflect the foregoing.

         7.5 Shelved Products.

             (a) deCODE Interest.

                 (i) At any time during the term of this Agreement, deCODE may offer rights to a Shelved Product to a Third Party, provided that Roche does not elect to restore the Shelved Product to [CONFIDENTIAL TREATMENT REQUESTED]. deCODE shall give written notice ("deCODE Notice") to Roche of its interest. Such deCODE Notice shall include sufficient information regarding such Shelved Product as deCODE, in good faith, deems reasonably necessary for Roche to make a reasonably informed decision regarding whether or not Roche wishes to acquire or reacquire the rights [CONFIDENTIAL TREATMENT REQUESTED].

                 (ii) Decision Period. Roche shall have a period of sixty (60) days, extendible by mutual agreement of the Parties, said period to commence on the receipt by Roche of the deCODE Notice to respond to such notice ("Decision Period").

                 (iii) Negotiations. In the event that Roche, within such Decision Period, provides written notice to deCODE that it is interested in acquiring or reacquiring such rights, then the Parties shall conduct good faith negotiations [CONFIDENTIAL TREATMENT REQUESTED].

                 (iv) Third Party Terms. In the event that deCODE enters into an agreement with a Third Party, the Parties shall promptly enter into good faith negotiations with respect [CONFIDENTIAL TREATMENT REQUESTED] to be paid by deCODE to Roche for such Shelved Product, and deCODE shall be free to offer such rights to any Third Party on any terms and conditions. Such [CONFIDENTIAL TREATMENT REQUESTED] shall be determined by the Parties shall take into account the following criteria: (1) customary standards in agreements between commercial entities in the molecular diagnostics industry; (2) taking into account (A) the type of Product that will be developed from such research project; (B) the level of contribution of Roche to the development of the Product from such research project (e.g., High, Medium or Low Development Efforts); (C) the degree to which the Product will be covered by Roche Generalized Technology, or Joint Generalized Technology; (D) the degree to which the Product will contain active components not covered by Roche Patents or Joint Generalized Technology or covered by intellectual property other than deCODE Generalized Technology, Joint Generalized Technology or Roche Generalized Technology; (E) the stage of development of the Product at the time that the research project became a Research Project pursuant to this Agreement, and the stage of development of the Product at the time that Roche ceases to contribute to its development pursuant to this Agreement; (F) potential sales volume and profitability of the Product; and (G) projected expenses to develop and market the Product. If deCODE executes an agreement to license such rights relating to a Shelved Product to a Third Party, such Shelved Product shall thereafter be referred to as a "deCODE Product".

                 (v) New Opportunity. In the event that Roche, within such Decision Period, does not provide written notice to deCODE that it is interested in pursuing negotiations for such rights, (i) deCODE shall be free to offer such rights to any Third Party under any terms and conditions, and (ii) in the event additional material new findings not yet presented to Roche are developed during a two (2) year period commencing on the date that is the end of the Decision Period, and unless prohibited by agreement or ongoing negotiations with a Third Party, deCODE shall give Roche the opportunity to review such additional data and to reconsider its interest in such negotiation.

             (b) Roche Interest.

                 (i) Roche. If, at any time during the term of this Agreement, Roche is interested in rights to a Shelved Product, Roche shall give written notice ("Roche Notice") to deCODE of its interest. Such Roche Notice shall include sufficient information regarding such Shelved Product as Roche in good faith, deems reasonably necessary for deCODE to make a reasonably informed decision regarding Roche's interest in such rights.

                 (ii) Negotiations. Upon receipt by deCODE of such Roche Notice, the Parties shall conduct good faith negotiations [CONFIDENTIAL TREATMENT REQUESTED].

                 (iii) Failure to Agree. In the event that within three (3) months after commencing negotiations, the Parties fail to execute an agreement related to such rights, then the provisions of Section 16.13(a) shall apply.



8.       PAYMENTS AND ROYALTIES.

         8.1 Access Fees. In connection with the restrictions on deCODE pursuant to Section 5.11 and in consideration for rights granted to Roche pursuant to
Section 7.1, Roche shall pay deCODE the following non-refundable, non-creditable payments:

             (a) [CONFIDENTIAL TREATMENT REQUESTED] due and payable within thirty (30) days after the later of (i) the Effective Date and (ii) receipt by Roche of an invoice for such sum;

             (b) [CONFIDENTIAL TREATMENT REQUESTED] due and payable within thirty (30) days after the later of (i) the first day of the Second Contract Year and (ii) receipt by Roche of an invoice for such sum; and

             (c) In the event that Roche elects to continue the restrictions pursuant to Section 5.12, [CONFIDENTIAL TREATMENT REQUESTED] due and payable within thirty (30) days after (i) the first day of each of the Third Contract Year, the Fourth Contract Year and the Fifth Contract Year, as applicable.

         8.2 Milestone Payments.

             (a) With respect to any research milestones arising with respect to a Research Project, Roche shall pay deCODE such nonrefundable and fully creditable against all future royalties for Products developed from such Research Project, payments, within thirty (30) days after the satisfaction of the criteria identified in the Annual Research Plan for such Research Project with respect to each research milestone.

             (b) For a given Diagnostic Product resulting from a Research Project, Roche shall pay to deCODE the milestone payments agreed to pursuant to
Section 5.3(g) within thirty (30) days after the occurrence of the development milestones set forth in the applicable Addendum.

             (c) For a given Diagnostic Product, Roche will make each of such payments under Section 8.2(b) only once, for the first occurrence of a development milestone for the Diagnostic Product, independent of the number of occurrences of the development milestone for the Diagnostic Product. In the event that Roche's clinical development of any Diagnostic Product for a Disease (an "Original Product") terminates and, at or after the time of such termination, Roche is engaged or subsequently becomes engaged in clinical development of any other Diagnostic Product for such Disease (a "Replacement Product") and both the Original Product and the Replacement Product diagnose or prevent the same Disease, then Roche shall [CONFIDENTIAL TREATMENT REQUESTED] development milestone payments due pursuant to Section 8.2(b) with respect to the Replacement Product [CONFIDENTIAL TREATMENT REQUESTED] to all milestone payments [CONFIDENTIAL TREATMENT REQUESTED] with respect to the Original Product prior to termination of development thereof.

         8.3 Royalties.

             (a) Royalty Rates Paid by Roche. For a given Diagnostic Product, during the Royalty Term for the Diagnostic Product, Roche shall pay to deCODE a royalty on Net Sales of the given Diagnostic Product, on a country-by-country basis, at the royalty rates set forth in the applicable Addendum. Royalties payable for all Products Commercialized shall be recoupable against [**] research and development milestones paid by Roche pursuant to this Agreement provided, however, that for each calendar year, no more than [**] of the royalties due to deCODE shall be credited against any such milestone payments [CONFIDENTIAL TREATMENT REQUESTED], at which time, [CONFIDENTIAL TREATMENT REQUESTED] of the royalties will be payable.

             (b) Royalty Rates Paid by deCODE.

                 (i) For a given deCODE Product, during the Royalty Term, deCODE shall pay to Roche a royalty on Net Sales of the given deCODE Product, on a country-by-country basis, at the royalty rates set forth in the applicable Addendum.

                 (ii) If for a given deCODE Product, deCODE licenses rights to such deCODE Product to a Third Party in a given country, then during the Royalty Term for such deCODE Product, deCODE shall pay to Roche the percentage of Sublicensing Income received by deCODE from its sublicensees in the given country with respect to the given deCODE Product at the rates set forth in the applicable Addendum.

         8.4 Royalty Reductions.

             (a) Reductions for no Valid Claim.

                 (i) Reduction for Roche. The royalties otherwise due under
Section 8.3(a) shall be reduced, on a country-by-country basis, by [**] with respect to a given Diagnostic Product in a given country if Roche's (i) making, having made or using Disease Genes to make, have made, use, offer for sale, sell and import the Diagnostic Product, or (ii) making, having made, using, offering for sale, selling or importing the Diagnostic Product, is not covered by a deCODE Patent Valid Claim, a Joint Patent Valid Claim or a Program Valid Claim in such country.

                 (ii) Reduction for deCODE. The royalties or percentage of Royalty Sublicensing Income otherwise due under Section 8.3(b) shall be reduced, on a country-by-country basis, by [**] with respect to a given deCODE Product in a given country if, deCODE's (i) making, having made or using Disease Genes to make, have made, use, offer for sale, sell and import the deCODE Product, and
(ii) making, having made, using, offering for sale, selling or importing the deCODE Product is not covered by a Joint Patent Valid Claim, a Program Patent Valid Claim or a deCODE Patent Valid Claim in such country.

             (b) Reduction for Generic Competition.

                 (i) By Roche. Roche may reduce the royalties otherwise due under Section 8.3(a), on a country-by-country basis, by [**] with respect to a given Diagnostic Product in a given country if, in such country, in any calendar quarter, one or more Third Parties markets a product ("Third Party Product") having as a component the same component as the Diagnostic Product, where (1) the manufacture, use or sale of such Third Party Product is not claimed by a deCODE Patent Valid Claim of an issued deCODE Patent or a Joint Patent Valid Claim of an issued Joint Patent in such country, and (2) such Third Party Product(s), in aggregate, have at least [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate unit volume of sales for such Diagnostic Product and such Third Party Product in any calendar year in such country, as measured by IMS published data or such other index as the Parties may agree upon.

                 (ii) By deCODE. deCODE may reduce the royalties or percentage of Royalty Sublicensing Income otherwise due under Section 8.3(b), on a country-by-country basis, by [**] with respect to a given deCODE Product in a given country if, in such country, in any calendar quarter, one or more Third Parties markets a Third Party Product having as a component the same component as the deCODE Product, or its salt, where (1) the manufacture, use or sale of such Third Party Product is not claimed by a in a deCODE Patent Valid Claim of an issued deCODE Patent or a Roche Joint Valid Claim of an issued Joint Patent in such country, and (2) such Third Party Product(s), in aggregate, have at least [CONFIDENTIAL TREATMENT REQUESTED] of the aggregate unit volume of sales for such deCODE Product and such Third Party Product in any calendar year in such country, as measured by IMS published data or such other index as the Parties may agree upon.

             (c) Third Party Royalties. If, for a given Product in a given country, a Party believes that the making, having made, using, offering for sale, selling or importing the given Product in the given country would represent a significant risk of infringement of a Third Party Patent, the Party shall notify the other Party in writing, and the Parties will in good faith discuss the need to obtain a license from the Third Party ("Third Party License"). If the Parties fail to agree as to the need for such Third Party License, the Parties will submit the matter to patent counsel acceptable to both Parties for a legal opinion about the need to obtain such Third Party License. The Parties will [CONFIDENTIAL TREATMENT REQUESTED] associated with such legal opinion.

                  If the Parties agree on the need for the Third Party License, or if patent counsel provides reasons as to why the making, having made, offering for sale, selling or importing of the given Product in the given country would represent a significant risk of infringement of the Third Party Patent, the Party may reduce the royalties or percentage of Royalty Sublicensing Income otherwise due under Section 8.3 for the given Product by an amount equal to [**] of the royalties and payments paid by the Party to such Third Party under the Third Party License.

Notwithstanding the above, for a given Product, in no event shall such reduction apply to a Third Party License from a Collaborator where the Third Party License results from a collaboration having as its subject the Product.

             (d) Limit of Reductions to Royalties. Notwithstanding anything to the contrary, a Party may not reduce the royalties or percentage of Royalty Sublicensing Income due to the other Party for any calendar quarter on account of any reductions in royalties or percentage of Royalty Sublicensing Income provided for in Subsections 8.4(a)-(c) by an amount which would reduce the amount of royalties or the amount of Royalty Sublicensing Income, as the case may be, otherwise due under Section 8.3 by more than [CONFIDENTIAL TREATMENT REQUESTED]. Any amount of reductions in royalties or percentage of Royalty Sublicensing Income which exceed the foregoing limits for a given calendar quarter may be applied by the Party in subsequent calendar quarters, subject again to the foregoing limitations. The limitations to the royalty and Royalty Sublicensing Income reductions provided in this Section 8.4(d) shall not apply against additional credits or reductions or deductions under any other provisions of this Agreement.

             (e) Additional Limitation. Prior to the First Commercial Sale of any Diagnostic Product, if such product is a combination of a deCODE Invention and one or more other active component(s) subject to intellectual property rights of Roche or a Third Party, such as multiple nucleotide sequences ("Components") the Parties shall negotiate in good faith, and agree to appropriately prorate the amount of Net Sales and the royalty payable thereon in accordance with Section 5.3(b), to reflect the relative significance of the deCODE Invention and the other Components contained in such product. At no time shall deCODE receive royalty payments in excess of the amount that would otherwise be payable in accordance with Section 5.3(b).

         8.5 Obligation to Pay Royalties.

             (a) Sales Among Roche and its Affiliates and Sublicensees. The obligation to pay royalties to deCODE under Section 8.3 is imposed only once with respect to the same unit of Diagnostic Product, regardless of the number of deCODE Patents pertaining thereto. There shall be no obligation to pay royalties on Net Sales to deCODE under Section 8.3 on sales or transfers of Diagnostic Products among Roche and its Affiliates and its sublicensees, but in such instances the obligation to pay royalties on Net Sales shall arise only upon the sale by Roche, its Affiliates or its sublicensees to Third Parties (other than sublicensees of Roche).

             (b) Sales Among deCODE and its Affiliates. The obligation to pay royalties to Roche under Section 8.3 is imposed only once with respect to the same unit of deCODE Product, regardless of the number of Roche Patents pertaining thereto. There shall be no obligation to pay royalties on Net Sales or a percentage of Royalty Sublicensing Income to Roche under Section 8.3 on sales of deCODE Products among deCODE and its Affiliates and its sublicensees, but in such instances the obligation to pay royalties on Net Sales shall arise only upon the sale by deCODE or its Affiliates to Third Parties (other than sublicensees of deCODE) and the obligation to pay a percentage of Royalty Sublicensing Income shall arise only upon the sale by deCODE's sublicensees to Third Parties.

         8.6 Roche Supply Obligation. During the Royalty Term, Roche shall provide quantities of Diagnostic Products reasonably necessary or required by the persons who are both citizens and residents of Iceland for the prevention, diagnosis and/or treatment of the Diseases at no charge.

         8.7 Barred Royalties. If the royalties set out in this Section 8, after giving effect to all reductions and credits to such royalties allowable under this Agreement, are higher than the maximum royalties permitted by the law or regulations of a given country, the royalty payable for such country shall be equal to the maximum permitted under such law or regulations.



9.       PAYMENTS AND REPORTS.

         9.1 Payment. Except as otherwise provided in this Agreement, all royalties on Net Sales of Diagnostic Products shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each as being the last day of a calendar quarter) and shall be paid by Roche within ninety (90) days after the end of each calendar quarter for which such Net Sales are calculated. Each such payment shall be accompanied by a statement, Product-by-Product and country-by-country, of the amount of Net Sales during such calendar quarter and the amount of royalties due on such Net Sales.

         Except as otherwise provided in this Agreement, all royalties on Net Sales of deCODE Products and the amount of Sublicensing Income due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each as being the last day of a calendar quarter) and shall be paid by deCODE within ninety (90) days after the end of each calendar quarter for which such Net Sales or Sublicensing Income are calculated. Each such payment shall be accompanied by a statement, Product-by-Product and country-by-country, of the amount of Net Sales, the amount of royalties due on such Net Sales, or the amount of Sublicensing Income due, as the case may be.

         9.2 Mode of Payment. A Party shall make all payments required under this Agreement as directed by the other Party from time to time in United States Dollars or such other currency as the Parties may mutually agree.

             (a) For Roche and its Affiliates. For Roche and its Affiliates, whenever for the purpose of calculating royalty conversion from any foreign currency shall be required, such conversion shall be made as follows: when calculating the Adjusted Gross Sales, the amount of such sales in foreign currencies shall be converted into

Swiss Francs as computed in the central Roche's Swiss Francs Sales Statistics for the countries concerned, in accordance with Roche's customary practice and procedures for consolidating its Affiliates' sales into Swiss Francs; and in accordance with Roche's customary practice and procedures for conversion from Swiss Francs to Dollars when calculating royalties on Net Sales.;

             (b) For a Sublicensee of Roche in a Country. For a sublicensee of Roche, whenever for the purpose of calculating royalty conversion from any foreign currency shall be required, such conversion shall be made as follows: when calculating the Adjusted Gross Sales, the amount of such sales shall be reported by the sublicensee to Roche within thirty (30) days from the end of the calendar quarter, after having converted each applicable monthly sales in foreign currency into the Dollar using the average rates of exchange published in The Wall Street Journal (or some other source agreed upon in writing by the Parties for the country) for each respective month of the applicable calendar quarter.

             (c) For deCODE and its Affiliates. For deCODE and its Affiliates, whenever for the purpose of calculating royalty conversion from any foreign currency shall be required, such conversion shall be made as follows: when calculating the Adjusted Gross Sales and Net Sales, the amount of such sales in foreign currencies shall be converted into Dollars, as computed for the country concerned using the average monthly rate of exchange listed in The Wall Street Journal (or some other source agreed upon in writing by the Parties for the country) for each applicable month of the applicable calendar quarter.

             (d) For a Sublicensee of deCODE in a Country. For a sublicensee of deCODE, the Sublicensing Income shall be calculated by conversion of such amount from the currency in which it was paid to deCODE into Dollars as computed for the country concerned using the average monthly rate of exchange listed in The Wall Street Journal (or some other source agreed upon in writing by the Parties for the country) for each applicable month of the applicable calendar quarter.

         9.3 Records Retention. Each Party shall keep, and require its Affiliates and sublicensees to keep, full, true and accurate books of account in accordance with generally accepted accounting principles, consistently applied ("Books of Account") containing all particulars that may be necessary for the purpose of calculating all royalties and Sublicensing Income payable to the other Party under this Agreement for a period of three calendar (3) years after the end of the calendar year in which such sales occurred. Such Books of Account shall be kept at the principal place of business of the Party, its Affiliates or its sublicensees, as the case may be.

         9.4 Audit Request.

             (a) By deCODE. At deCODE's expense, deCODE or its authorized independent public accountant has the right to engage Roche's independent public accountant to perform, on behalf of deCODE or its independent public accountant, an audit, conducted in accordance with generally accepted auditing standards in the USA, of such Books of Account of Roche, its Affiliates and sublicensees that are deemed necessary by Roche's independent public accountants to report on Adjusted Gross Sales and Net Sales of the Diagnostic Products for the period or periods requested by deCODE. Results of any such examination shall be made available to both Parties. deCODE or its authorized independent public accountant shall have the right to review the reports prepared by Roche's independent public accountant and make inquiries of Roche's independent public accountant regarding such reports.

             Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to Books of Account covering any specific period of time, upon at least thirty (30) working days' prior written notice, and shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with Roche's normal business activities.

             All Books of Account referred to under this Section 9.4(a) shall be used only for the purpose of verifying royalty statements or compliance with the royalty provisions of this Agreement and (ii) shall be treated by deCODE as Confidential Information under Section 13.

             The failure of deCODE to request verification of any royalty calculation during the period under Section 9.3 when Books of Account have to be retained shall be considered acceptance of the accuracy of such reporting.

             In the event that such audit shall indicate that in any calendar year the royalties which should have been paid by Roche are greater than those which were actually paid by Roche, then Roche shall promptly pay the underpaid amount to deCODE and, if the royalties which should have been paid by Roche are [CONFIDENTIAL TREATMENT REQUESTED] greater than those which were actually paid by Roche, then Roche shall also reimburse deCODE for the reasonable cost of such audit. In the event that such audit shall indicate that in any calendar year the royalties which were actually paid by Roche are greater than those which should have been paid, then, at Roche's option, deCODE shall promptly reimburse to Roche the overpaid amount or Roche shall deduct the overpaid amount from the next royalty payment to be paid deCODE, without regard to the limitations set forth in Section 8.4(d).

             (b) By Roche. At Roche's expense, Roche or its authorized independent public accountant has the right to engage deCODE's independent public accountant to perform, on behalf of Roche or its independent public accountant, an audit, conducted in accordance with generally accepted auditing standards in the USA, of such Books of Account of deCODE, its Affiliates and sublicensees that are deemed necessary by deCODE's independent public accountants to report on Adjusted Gross Sales, Net Sales and Sublicensing Income of the deCODE Products for the period or periods requested by Roche. Results of any such examination shall be made available to both Parties. Roche or its authorized independent public accountant shall have the right to review the reports prepared by deCODE's independent public accountant and make inquiries of deCODE's independent public accountant regarding such reports.

             Such audit shall not be performed more frequently than once per calendar year nor more frequently than once with respect to Books of Account covering any specific period of time, upon at least thirty (30) working days' prior written notice, and shall be conducted during regular business hours in such a manner as to not unnecessarily interfere with deCODE's normal business activities.

             All Books of Account referred to under this Section 9.4(b) shall be used only for the purpose of verifying royalty statements or compliance with this Agreement and (ii) shall be treated by Roche as Confidential Information under Section 13.

             The failure of Roche to request verification of any royalty calculation during the period under Section 9.3 when Books of Account have to be retained shall be considered acceptance of the accuracy of such reporting.

             In the event that such audit shall indicate that in any calendar year the royalties which should have been paid by deCODE are greater than those which were actually paid by deCODE, then deCODE shall promptly pay the underpaid amount to Roche and, if the royalties which should have been paid by deCODE are [CONFIDENTIAL TREATMENT REQUESTED] greater than those which were actually paid by deCODE, then deCODE shall also reimburse Roche for the reasonable cost of such audit. In the event that such audit shall indicate that in any calendar year the royalties which were actually paid by deCODE are greater than those which should have been paid, then, at deCODE's option, Roche shall promptly reimburse to deCODE the overpaid amount or deCODE shall deduct the overpaid amount from the next royalty payment to be paid Roche.

         9.5 Taxes. All amounts owing to a Party ("owed Party") specified in this Agreement shall be paid by the other Party ("paying Party") net of all applicable taxes, fees, and other charges excluding only taxes on the paying Party's income. In particular, any tax required to be withheld by a paying Party under the laws of any country for the account of the Owed Party ("Withholding Taxes"), shall be promptly paid by the paying Party for and on behalf of the owed Party to the appropriate governmental authority, and the paying Party shall furnish the owed Party with proof of payment of such tax. Any such tax actually paid on the owed Party's behalf shall be deducted from royalty payments due the owed Party. The Paying Party will reasonably assist the owed Party in minimizing the Withholding Taxes applicable to any payment made by the paying Party and in claiming tax refund at the owed Party's request.

         9.6 Blocked Currency. In each country where the local currency is blocked by applicable law and cannot be removed from such country, royalties accrued in that country shall be paid to the owed Party in such country in local currency by deposit in a local bank designated by the owed Party.

         9.7 Interest on Late Payments. Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by applicable law, at the average one-month London Interbank Offered Rate (=LIBOR) as reported by Datastream from time to time, or such other index as the Parties may agree in writing, plus two percent (2%), calculated in the number of days such a payment is overdue.

         9.8 Mechanism for Adjustment to Royalties. For the first calendar quarter of each calendar year during the term of this Agreement, a Party shall be entitled to deduct from the royalties owed to the other Party for that quarter any reductions, deductions or credits on royalties allowed under this Agreement during the previous calendar year provided the Party did not otherwise previously take such reductions or credits. In the event that any reductions, deductions or credits otherwise allowable to a Party in the last calendar year during the term of the Agreement have not been fully utilized by such Party upon the expiration of this Agreement, then the other Party shall reimburse such Party for the allowable amount.

10.      OWNERSHIP; PATENTS.

         10.1 Ownership.

              (a) Technical Information. Except as otherwise provided in this Agreement, this Agreement does not grant either Party any rights in or to Technical Information, or any Patents related thereto, owned or controlled by the other Party.

              (b) Existing Intellectual Property. Subject to the license grants in Section 7.1(a), each Party shall retain ownership of any Patents, Know-How, Technical Information and Copyrightable Works owned solely (with respect to the other Party) by such Party prior to the Research Term which relate to any of the Research Projects or are necessary to make, have made, use, offer for sale, sell or import Products except as to deCODE Patents and Know-How licensed to Roche under Section 7.1(a).

              (c) Inventions. Except as otherwise provided in Sections 10.1(d) and (e), deCODE shall solely own deCODE Inventions and resulting Patents. Roche shall solely own Roche Inventions and resulting Patents. The Parties shall jointly own Joint Inventions and resulting Patents. The determination of inventorship shall be made in accordance with the patent laws of the United States.

              (d) Inventions from Existing Roche Research Projects. With respect to Inventions developed pursuant to with any Existing Roche Research Project, Roche shall solely own all such Inventions, and deCODE shall assign its rights in any such Inventions to Roche, at Roche's expense, except as follows:

                  (i) deCODE shall own any Inventions (whether patentable or otherwise) developed, made or created solely by deCODE which comprises Generalized Technology;

                  (ii) deCODE and Roche shall jointly own any Inventions (whether patentable or otherwise) developed jointly by deCODE and Roche which comprises Generalized Technology;

                  (iii) deCODE shall own any Inventions (whether patentable or otherwise) developed solely by deCODE in the course of conducting an Existing Roche Project that is agreed to by the Parties to be a significant improvement or invention, and such inventions shall be deemed to be deCODE Patents or deCODE Know-How; and

                  (iv) Any Inventions (whether patentable or otherwise) relating to IT shall be owned in the manner set forth in Section 10.1(c).

              (e) Inventions from Existing Alliance Research Projects and New Roche Research Projects. With respect to Inventions developed pursuant to any Existing Alliance Research Project or New Roche Research Project, each Party shall own any Inventions (whether patentable or otherwise) developed solely by that Party which comprises Generalized Technology.

         10.2 Patent and Copyright Filing, Maintenance and Prosecution Regarding Inventions.

              (a) Disclosure. As soon as a Party concludes that an Invention has been made, it shall promptly inform the Steering Committee, and provide a summary of the Invention pursuant to Section 13 herein. Should a Party be faced with a possible loss of rights in a Major Country, such communication may take place promptly after filing a priority patent application for the Invention.

              (b) Filing.

                  (i) deCODE Inventions and Roche Inventions. For deCODE Inventions and Roche Inventions, the Party owning the Invention shall have the first right of election to prepare and file a priority patent application for the Invention or a Copyright, as the case may be, at its own cost. Should the Party owning the Invention elect not to prepare and/or file any such patent application or Copyright, it shall (i) provide the other Party with written notice as soon as reasonably possible after making such election but in any event no later than sixty (60) days before the other Party would be faced with a possible loss of rights in a Major Country, (ii) give the other Party the right, at the other Party's election and sole expense, to prepare and file the priority patent application or Copyright, and (iii) offer reasonable assistance to the other Party in connection with such preparation and filing at no cost to the other Party except for [CONFIDENTIAL TREATMENT REQUESTED] incurred by the Party owning the Invention in rendering such assistance.

                  The filing Party shall perform corresponding foreign filings at its own cost, after having discussed the countries for foreign filings with the non-filing Party within nine (9) months after the priority filing or Copyright filing. Should the Parties not agree on the countries for foreign filings, either Party will have the right to file the subject of the priority application or Copyright in [CONFIDENTIAL TREATMENT

REQUESTED] in any country of its own choice at [CONFIDENTIAL TREATMENT REQUESTED] in any country where the Parties do not agree as to filing.

                  (ii) Joint Inventions. For Joint Inventions, the Parties shall consult and agree upon (i) which Party shall have the first right of election to prepare and file a priority patent application or Copyright for the Joint Invention, in the name of both Parties, and (ii) sharing of costs, although the presumption is that Roche will prepare, file and prosecute such patent application.

                  The Party having the first right of election may elect to prepare and file any such patent application or Copyright at its own cost. Notwithstanding anything to the contrary, if the Parties agreed to share costs, the non-filing Party shall reimburse the filing Party in an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] incurred by the filing Party in preparing and filing such patent application or Copyright, within thirty (30) days after receipt of an itemized invoice from the filing Party.

                  Should the Party having the first right of election elect not to prepare and/or file any such patent application or Copyright, as the case may be, it shall (i) provide the other Party with written notice as soon as reasonably possible after making such election but in any event no later than sixty (60) days before the other Party would be faced with a possible loss of rights in a Major Country, (ii) give the other Party the right, at the other Party's election and sole expense, to prepare and file the priority application or Copyright in the name of both Parties, and (iii) offer reasonable assistance to the other Party in connection with such preparation and filing at no cost to the other Party except for [CONFIDENTIAL TREATMENT REQUESTED] incurred by the Party owning the Invention in rendering such assistance.

                  The filing Party shall perform corresponding foreign filings, at [CONFIDENTIAL TREATMENT REQUESTED], after having discussed the countries for foreign filings with the non-filing Party within nine (9) months after the priority filing or Copyright filing. Notwithstanding anything to the contrary, for corresponding foreign filings filed in agreed upon countries, if the Parties agreed to share costs, the non-filing Party shall reimburse the filing Party in an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] incurred by the filing Party in preparing and filing such corresponding foreign filings, within thirty
(30) days after receipt of an itemized invoice from the filing Party. Should the Parties not agree on the countries for foreign filings, either Party will have the right to file the subject of the priority application or Copyright in [CONFIDENTIAL TREATMENT REQUESTED] in any country of its own choice at [CONFIDENTIAL TREATMENT REQUESTED] in any country where the Parties do not agree as to filing.

              (c) Prosecution and Maintenance.

                  (i) deCODE Inventions and Roche Inventions. The filing Party shall prosecute and reasonably maintain applications filed under Section 10.2(b)(i) and patents and Copyrights resulting therefrom at its own expense. On request of the filing Party, the non-filing Party will cooperate in all reasonable ways in connection with the prosecution and maintenance of such applications and patents and Copyrights resulting therefrom, at the expense of the filing Party for all out-of-pocket expenses incurred by the non-filing Party as a result of such cooperation. Upon written request, the filing Party shall inform the non-filing Party of the issuance of such patent application or Copyright, initiation of an appeal of a rejection of such patent application or Copyright, or initiation of an interference involving or an opposition to any such patent or Copyright application or patent or Copyright resulting therefrom. The filing Party shall provide the non-filing Party, upon the non-filing Party's written request, with copies of substantive communications to and from patent and copyright offices regarding such patent and Copyright applications and patents and Copyrights resulting therefrom in sufficient time before the due date for response in order to give the non-filing Party an opportunity to comment on the content thereof.

                  Should the filing Party no longer wish to prosecute and/or maintain any such patent or Copyright application or patent or Copyright resulting therefrom, the filing Party shall (i) provide the non-filing Party with written notice of its wish no later than sixty (60) days before the patent or Copyright, or patent or Copyright application, would otherwise become abandoned, (ii) give the non-filing Party the right, at the non-filing Party's election and sole expense (subject to the credit set forth below), to prosecute and/or maintain such patent or Copyright, or patent or Copyright application, and (iii) offer reasonable assistance to the non-filing Party in connection with such prosecution and/or maintenance at no cost to the non-filing Party except for reimbursement of the filing Party's reasonable out-of-pocket expenses incurred by the filing Party in rendering such assistance. The non-filing Party shall be entitled to recoup [CONFIDENTIAL TREATMENT REQUESTED] of such Party's documented reasonable out-of-pocket expenses incurred to prosecute and/or maintain such patents, Copyrights and/or patent or Copyright applications by taking a credit against any royalty payment otherwise due, as shown on the Net Sales statement provided under Section 9.1, up to a maximum credit, when combined with the credit provided pursuant to Section 10.2(c)(ii), in any given calendar quarter equal to [CONFIDENTIAL TREATMENT REQUESTED] of such royalty payments otherwise due, until such amount has been fully credited.

                  (ii) Joint Inventions. The filing Party shall prosecute and reasonably maintain patent and Copyright applications filed under Section 10.2(b)(ii) and patents and Copyrights resulting therefrom.


                  For a given patent or Copyright application filed under
Section 10.2(b)(ii), should the non-filing Party have had an obligation under
Section 10.2(b)(ii) to reimburse the filing Party in an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] incurred by the filing Party in preparing and filing such patent or Copyright application, then the non-filing Party shall reimburse the filing Party in an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] incurred by the filing Party in prosecuting and maintaining such application and patents or Copyrights resulting therefrom, within thirty (30) days after receipt of an itemized invoice from the filing Party. For a given patent or Copyright application filed under Section 10.2(b)(ii), should the non-filing Party have had no obligation under Section 10.2(b)(ii) to reimburse the filing Party in an amount equal to [CONFIDENTIAL TREATMENT REQUESTED] incurred by the filing Party in preparing and filing such patent or Copyright application, then the filing Party shall prosecute and reasonably maintain such application and patents or Copyrights resulting therefrom at its own cost.

                  On request of the filing Party, the non-filing Party will cooperate in all reasonable ways in connection with the prosecution and maintenance of such applications and patents or Copyrights resulting therefrom, at the expense of the filing Party for [CONFIDENTIAL TREATMENT REQUESTED] incurred by the non-filing Party as a result of such cooperation. Upon written request, the filing Party shall inform the non-filing Party of the issuance of such patent or Copyright application, initiation of an appeal of a rejection of such patent or Copyright application, or initiation of an interference involving or an opposition to any such patent or Copyright application or patent or Copyright resulting therefrom. The filing Party shall provide the non-filing Party, upon the non-filing Party's written request, with copies of substantive communications to and from patent offices regarding such patent or Copyright applications and patents or Copyrights resulting therefrom in sufficient time before the due date for response in order to give the non-filing Party an opportunity to comment on the content thereof.

                  Should the filing Party no longer wish to prosecute and/or maintain any such patent or Copyright application or patent resulting therefrom, the filing Party shall (i) provide the non-filing Party with written notice of its wish no later than sixty (60) days before the patent, Copyright or patent or Copyright application would otherwise become abandoned, (ii) give the non-filing Party the right, at the non-filing Party's election and sole expense (subject to the credit set forth below), to prosecute and/or maintain such patent, Copyright or patent or Copyright application, and (iii) offer reasonable assistance to the non-filing Party in connection with such prosecution and/or maintenance at no cost to the non-filing Party except for [CONFIDENTIAL TREATMENT REQUESTED] of the filing Party's [CONFIDENTIAL TREATMENT REQUESTED] incurred by the filing Party in rendering such assistance. The non-filing Party shall be entitled to recoup [CONFIDENTIAL TREATMENT REQUESTED] of such Party's documented [CONFIDENTIAL TREATMENT REQUESTED] incurred to prosecute and/or maintain such patents, Copyright and/or patent or Copyright applications as the filing Party had agreed was its share of costs relating thereto pursuant to the first paragraph of Section 10.2(b)(ii). Such amount shall be [**] by the non-filing Party by [CONFIDENTIAL TREATMENT REQUESTED], as shown on the [CONFIDENTIAL TREATMENT REQUESTED] provided under [CONFIDENTIAL TREATMENT REQUESTED], up to a [CONFIDENTIAL TREATMENT REQUESTED], when [CONFIDENTIAL TREATMENT REQUESTED] provided pursuant to [CONFIDENTIAL TREATMENT REQUESTED], in any given calendar quarter equal to [CONFIDENTIAL TREATMENT REQUESTED] of such royalty payments otherwise due, until such amount has been [CONFIDENTIAL TREATMENT REQUESTED].

11.      PATENT AND COPYRIGHT ENFORCEMENT AND INFRINGEMENT.

         11.1 Patent and Copyright Enforcement.

              (a) Notice. Each Party shall promptly provide written notice to the other Party during the term of this Agreement of any (i) known infringement or suspected infringement of a Program Patent or Program Copyright, (ii) institution by a Third Party of a proceeding for the purpose of revoking or holding unpatentable, invalid or unenforceable a claim of a Program Patent or Program Copyright, or (ii) unauthorized use or misappropriation of any Program Know-How by a Third Party of which it becomes aware.

              (b) Responsible Party. For Program Patents, Program Copyrights and Program Know-How solely owned by a Party, the Party owning such Program Patent, Program Copyright or Program Know-How shall have the first right of election to
(i) initiate an infringement suit or (ii) take such appropriate action as is reasonably required to defend against such potential revoking or holding unpatentable, invalid or unenforceable a claim of a Program Patent or Program Copyright, or (iii) take such other appropriate action as is required to restrain or otherwise prevent such known or suspected infringement or unauthorized use or misappropriation ("Responsible Party"). For Program Patents, Program Copyrights and Program Know-How jointly owned by the Parties, within thirty (30) days after written notice under Section 11.1(a), the Parties shall consult and agree upon which Party shall be the Responsible Party.

              (c) Initiation of Suit or Action. Within a period of one hundred and twenty (120) days after the Responsible Party provides or receives written notice under Section 11.1(a), the Responsible Party, in its sole discretion, shall decide whether or not to (i) initiate an infringement suit, (ii) take such appropriate action as is reasonably required to defend against such potential revoking or holding unpatentable, invalid or unenforceable a claim of a Program Patent or Program Copyright, or (iii) take such other appropriate action as is reasonably required to restrain or otherwise prevent such known or suspected infringement or unauthorized use or misappropriation ("Suit or Action", collectively).

              If, within the one hundred and twenty (120) day period, the Responsible Party advises the other Party of a decision to initiate a Suit or Action, the Responsible Party, at its own cost, shall promptly initiate such Suit or Action and provide written notice to the other Party of such initiation.


              For Program Patents, Program Copyrights and Program Know-How owned solely by deCODE, and for Program Patents, Program Copyrights and Program Know-How jointly owned and for which deCODE has been designated the Responsible Party, in the event deCODE does not advise Roche within the one hundred and twenty (120) day period of a decision to initiate such Suit or Action, or if deCODE advises Roche within the one hundred and twenty (120) day period of a decision not to initiate such Suit or Action, then Roche shall thereafter have the right, [**], to initiate such Suit or Action. The Party initiating the Suit or Action ("Initiating Party") shall provide written notice to the other Party of such Suit or Action. The Initiating Party shall keep the other Party informed of the status of any such Suit or Action and, upon the other Party's written request, shall provide the other Party with copies of all substantive documents filed in, and all substantive communications relating to such Suit or Action. If necessary, the other Party shall join as a party to the Suit or Action but shall be under no obligation to participate except to the extent such participation is required as the result of being named party to the suit or proceeding. At the Initiating Party's written request, the other Party shall offer reasonable assistance to the Initiating Party at no charge except for [CONFIDENTIAL TREATMENT REQUESTED] incurred by the other Party in rendering such assistance. Reasonable assistance shall include, without limitation, the execution of such legal papers as are reasonably necessary for the prosecution, settlement or compromise of such Suit or Action.

              Each Party shall have the right to be represented in any such Suit or Action by counsel of its own choice at its own expense.

              (d) Recovery. Any recovery obtained by any Party as a result of any Suit or Action shall be applied first to reimburse each Party for all costs and expenses related to such Suit or Action, and if after such reimbursement any funds shall remain from such recovery, such remaining funds shall be [CONFIDENTIAL TREATMENT REQUESTED] to the Initiating Party, and [CONFIDENTIAL TREATMENT REQUESTED] to the other Party, but in no event shall the other Party be entitled to receive more than the amount of royalties such other Party would have received if the infringing Third Party's sales were deemed to be Net Sales under this Agreement.

              (e) Settlement. Neither Party shall settle or compromise any such Suit or Action in a manner which would restrict the scope or enforceability of any Program Patent, Program Copyright or Program Know-How jointly owned by the Parties without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

         11.2 Notice of Certification. Notwithstanding anything to the contrary in Section 11.1, for a Program Patent claiming the making, having made, using, offering for sale, selling or importing of a Product, should either Party receive a certification from a Third Party under the "Drug Price Competition and Patent Term Restoration Act of 1984" (Public Law 98-417), as amended, or its comparable law in a country other than the USA, then such Party shall immediately give written notice to the other Party of such certification. The Responsible Party shall have twenty-one (21) days from the date such Party received the certification to initiate suit. In the event the twenty-one (21) day period expires without the Responsible Party having initiated a suit, the other Party shall have the right, but not the obligation, to immediately bring suit against the Third Party that filed the certification. If either Party initiates such a suit, it will immediately notify the other Party.

         11.3 Infringement Actions by Third Parties. Each Party shall promptly notify the other Party in the event that a Third Party at any time provides written notice to, or commences an action, suit or proceeding against such Party or such Party's Affiliates or sublicensees accusing infringement of patent rights or unauthorized use or misappropriation of its technology owned or controlled by such Third Party, based on an assertion or claim arising out of
(i) Roche's, its Affiliate's or its sublicensees making, having made, using, offering for sale, selling or importing Diagnostic Products in the Territory under deCODE Know-How or deCODE Patents ; (ii) Roche, its Affiliates or its Collaborators research and/or develop Diagnostic Products; (iii) deCODE's, its Affiliate's or its sublicensees making, having made, using, offering for sale, selling or importing deCODE Products in the Territory under Roche Know-How or Roche Patents; (iv) deCODE, its Affiliates or its Collaborators research and/or develop deCODE Products; (v) either Party's fulfilling its obligations under any and all Research Projects under this Agreement. The accused Party shall defend, settle or compromise such action, suit or proceeding at its own discretion, provided any rights of the other Party are not effected, and at its own cost; provided, however, that at the accused Party's written request, the other Party shall offer reasonable assistance to the accused Party at no charge except for [CONFIDENTIAL TREATMENT REQUESTED] incurred by the other Party in rendering such assistance. Reasonable assistance shall include, without limitation, the execution of such legal papers as are reasonably necessary for the defense, settlement or compromise of such action, suit or proceeding. Each party shall have the right to be represented in any such action, suit or proceeding by counsel of its own choice at its own expense.


12.      INDEMNIFICATION.

         12.1 Research Activities. Each Party agrees to indemnify, defend and hold the other Party, its Affiliates and its sublicensees, if any, and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, or reasonable costs and expenses (including the reasonable fees of attorneys and other professionals) (collectively "Claims") asserted by a Third Party and arising out of the activities of the indemnifying Party in the conduct of any Research Program, except to the extent such Claims arose out of or resulted from the negligence, recklessness or wrongful intentional acts or omissions of the indemnified Party, its Affiliates, or its sublicensees, if any, and their respective directors, officers, employees and agents.

         12.2 Product Liability. Each Party shall indemnify, defend and hold the other Party, its Affiliates and its sublicensees, if any, and their respective directors, officers, employees and agents, harmless from and against any and all Claims asserted by a Third Party arising out of the manufacture, use, distribution or sale of any Product by the indemnifying Party, its Affiliates or its sublicensees due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, the indemnifying Party, its Affiliates or its sublicensees, if any, and their respective directors, officers, employees and agents, except, in each case, to the extent such

Claims are due to the negligence, recklessness or wrongful intentional acts or omissions of the indemnified Party, its Affiliates or its sublicensees, if any, and their respective directors, officers, employees and agents.

         12.3 Notice. In the event that either Party is seeking indemnification under Section 12.1 or 12.2, such Party shall inform the indemnifying Party of a Claim as soon as reasonably practicable after it receives notice of the Claim, shall permit the indemnifying Party to assume direction and control, at its expense, of the defense of the Claim (including the sole right to settle the claim at the sole discretion of the indemnifying Party, provided that such settlement does not impose any material financial obligation on the indemnified Party), and shall cooperate as requested (at the expense of the indemnifying Party) in the defense of the Claim. The indemnified Party may, at its option and expense, be represented in the defense of the Claim by counsel of its own choice.

13.      PUBLICATION; NON-DISCLOSURE.

         13.1 Publication.

              (a) Manuscript. Both Parties recognize that each may wish to publish the results of their scientific work relating to the Research Projects. However, both Parties also recognize the importance of acquiring patent protection and of maintaining Confidential Information as proprietary. Consequently, subject to any applicable laws or regulations obligating either Party to do otherwise, any proposed publication or oral presentation by either Party shall comply with this Section 13.1. At least ninety (90) days before a manuscript is to be submitted to a publisher, the publishing Party will provide the chairperson and secretary of the Steering Committee with a copy of the manuscript. If the publishing Party wishes to make an oral presentation, it will provide the other Party ("Reviewing Party") with a copy of the abstract (if one is submitted) at least forty (40) days before it is to be submitted. The publishing Party will also provide to the Reviewing Party a copy of the text of the presentation, including all slides, posters, and any other visual aids, at least forty (40) days before the presentation is made.

              (b) Review of Manuscript. The Reviewing Party in good faith will review the manuscript, abstract, text or any other material provided under
Section 13.1(a) ("Proposed Publication") to determine whether the Proposed Publication (i) contains an Invention for which the Reviewing Party desires patent protection or (ii) could reasonably be expected to have a material adverse effect on the commercial value of any Confidential Information that the Reviewing Party reasonably wishes to have remain proprietary. The Reviewing Party will notify (each, a "Withdrawal Notice") the publishing Party within thirty (30) days of receipt of the Proposed Publication if the Reviewing Party, in good faith, determines that the Proposed Publication (i) contains an Invention for which the Reviewing Party desires patent protection or (ii) could reasonably be expected to have a material adverse effect on the commercial value of any Confidential Information that the Reviewing Party reasonably wishes to have remain proprietary.

              (c) Delay or Withdrawal. If the Reviewing Party provides a Withdrawal Notice that the Proposed Publication contains an Invention for which the Reviewing Party desires patent protection, the publishing Party shall delay its publication or presentation for a period of ninety (90) days from the date of such Withdrawal Notice, extendible upon mutual agreement, to allow for the filing of a priority patent application claiming the Invention. If the Reviewing Party provides a Withdrawal Notice that the Proposed Publication could reasonably be expected to have a material adverse effect on the commercial value of any Confidential Information that the Reviewing Party reasonably wishes to have remain proprietary, the Reviewing Party shall recommend changes it reasonably believes necessary to preserve the Confidential Information as proprietary. If the Proposed Publication contains Confidential Information that was disclosed by the Reviewing Party to the publishing Party under this Agreement, the publishing Party shall incorporate such recommended changes. For all other Confidential Information, the Parties will consult in good faith and agree on mutually acceptable modifications to the Proposed Publication to avoid disclosure of such Confidential Information.

         13.2 Non-Disclosure and Non-use; Exceptions. During the term of this Agreement and for five (5) years thereafter, a Receiving Party shall (i) treat Confidential Information provided by a Disclosing Party under this Agreement as it would treat its own Confidential Information of a similar nature and take all reasonable precautions not to disclose such Confidential Information to Third Parties except Affiliates or potential sublicensees who agree to be bound by the same terms and conditions as found in this Section 13, without the Disclosing Party's prior written authorization and (ii) not use such Confidential Information for other than fulfilling its obligations under this Agreement. The provisions of this Section 13.2 shall not apply to such Confidential Information which the Receiving Party can demonstrate by written documentation:

              (a) was known or used by the Receiving Party or its Affiliates prior to the date of disclosure to the Receiving Party or its Affiliates by the Disclosing Party; or

              (b) either before or after the date of the disclosure to the Receiving Party or its Affiliates, is lawfully disclosed to the Receiving Party or its Affiliates by a third party rightfully in possession of such Confidential Information and not under an obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

              (c) either before or after the date of the disclosure to the Receiving Party or its Affiliates, becomes published or generally known to the public through no fault or omission on the part of the Receiving Party or its Affiliates, but such inapplicability applies only after such Confidential Information is published or becomes generally known; or

              (d) is independently developed by the Receiving Party or its Affiliates without reference to or reliance upon Confidential Information of the Disclosing Party or its Affiliates; or

              (e) is required to be disclosed by the Receiving Party, its Affiliates or its sublicensees to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations or court orders; provided, however, the Receiving Party, its Affiliate or sublicensee provides prior written notice of such disclosure to the Disclosing Party or its Affiliates and, to the extent practicable, takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

         13.3 Authorized Disclosure. The provisions of Section 13.2 shall not prevent either Party from (i) preparing, filing, prosecuting or maintaining patent applications or patents related to an Invention or a Product, or (ii) disclosing Confidential Information to persons working on behalf of the Receiving Party (and subject to confidentiality provisions set forth herein) or to governmental agencies, to the extent the Receiving Party reasonably believes it is required or desirable to secure government approval for the development or marketing of a Product, or (iii) upon imminent Registration of a Product in a country, disclosing Confidential Information to the extent reasonably necessary to promote the use and sale of the Product in the country.

         13.4 Injunctive Relief. The Parties acknowledge that monetary damages alone may not adequately compensate the Disclosing Party in the event of a breach by the Receiving Party of this Section 13, and that, in addition to all other remedies available to the Disclosing Party at law or in equity, it may be entitled to seek injunctive relief for the enforcement of its rights under this
Section 13.

         13.5 Third Parties. Unless otherwise agreed to in writing, each Party shall require all Third Parties, including consultants, Collaborators, subcontractors, sublicensees or agents involved in fulfilling its obligations under this Agreement, to be bound by the same terms and conditions as found in this Section 13.



14.      TERM; TERMINATION.

         14.1 Term; Expiration. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall expire as follows:

              (a) As to each Diagnostic Product in each country in the Territory, this Agreement shall expire upon the expiration of the Royalty Term with respect to such Diagnostic Product in such country.

              (b) As to each deCODE Product in each country in the Territory, this Agreement shall expire upon the expiration of the Royalty Term with respect to such deCODE Product in such country.

              (c) This Agreement shall expire in its entirety upon the termination of the Royalty Term with respect to all Diagnostic Products and all deCODE Products throughout the Territory.

         14.2 Effect of Expiration.

              (a) Following expiration of the term of this Agreement with respect to a Diagnostic Product in a country in the Territory pursuant to
Section 14.1(a), Roche shall have the fully-paid, royalty-free, perpetual right and license to continue to make, have made, use, offer for sale, sell and import such Diagnostic Product in the Field in such country. Following expiration of the term of this Agreement in its entirety with respect to all Diagnostic Products pursuant to Section 14.1(c), Roche shall have the fully-paid, worldwide, royalty-free, perpetual right and license to continue to make, have made, use, offer for sale, sell and import all Diagnostic Products in the Field throughout the Territory.

              (b) Following expiration of the term of this Agreement with respect to a deCODE Product in a country in the Territory pursuant to Section 14.1(b), deCODE shall have the fully-paid, royalty-free, perpetual right and license to continue to make, have made, use, offer for sale, sell and import such deCODE Product in such country. Following expiration of the term of this Agreement in its entirety with respect to all deCODE Products pursuant to
Section 14.1(c), deCODE shall have the fully-paid, worldwide, royalty-free, perpetual right and license to continue to make, have made, use, offer for sale, sell and import all deCODE Products in the Territory.

         14.3 Termination Without Cause.

              (a) After the Research Term.

                  (i) By Roche. Subject to Section 14.8, [CONFIDENTIAL TREATMENT REQUESTED], at any time during the term of this Agreement, Roche may, for any reason, without affecting or altering Roche's other obligations under this Agreement, terminate all rights and licenses by deCODE to Roche under this Agreement with respect to a Disease on a country-by-country basis by giving six
(6) months' prior written notice to deCODE. In such event deCODE shall be entitled to continue to exercise the rights granted to it under this Agreement. The effective date of such termination shall be the date six (6) months after Roche provides such written notice to deCODE.


                  (ii) By deCODE. [CONFIDENTIAL TREATMENT REQUESTED], deCODE may, at any time and for any reason, without affecting or altering deCODE's other obligations under this Agreement, terminate all rights and licenses by Roche to deCODE under this Agreement with respect to a Disease on a country by country basis by giving six (6) months' prior written notice to Roche. In such event Roche shall be entitled to continue to exercise the rights granted to it under this

Agreement. The effective date of such termination shall be the date six (6) months after deCODE provides such written notice to Roche.

              (b) Obligations. Termination of this Agreement by a terminating Party under Section 14.3(a) shall not release the terminating Party, or its Affiliates or sublicensees from any obligation to make payments or to pay royalties or the percentage of Sublicensing Income to the other Party under this Agreement that accrue prior to the effective date of such termination.

              (c) Inventory. In the event of termination by a Party under
Section 14.3(a), the terminating Party, its Affiliates and sublicensees shall have the right for one (1) year after the effective date of such termination to sell or otherwise dispose of all Products then in its inventory, and shall pay royalties and the percentage of Royalty Sublicensing Income thereon, in accordance with the provisions of this Agreement, as though the Agreement had not terminated. After the first anniversary of the effective date of a termination by a terminating Party under Section 14.3(a), in no event shall the terminating Party, its Affiliates or sublicensees sell or otherwise dispose of a Product that is covered by the terminated licenses.

         14.4 Breach by Roche Other than Under Section 6.2 or 6.4.

              (a) Procedure.

                  (i) Failure by Roche to comply with any of its material obligations contained in this Agreement, other than an obligation under Section
6.2 or 6.4, shall entitle deCODE to give to Roche written notice ("Default Notice") specifying the nature of the default and specifically stating that deCODE intends to terminate this Agreement in the event Roche should fail to cure the default.

                  (ii) Roche shall have a period ("Cure Period") of thirty (30) days after a Default Notice to cure such default in the case of a payment default, and ninety (90) days after a Default Notice in the case of all other defaults. Such ninety (90) day period shall be extended to end one hundred and twenty (120) days after a Default Notice, or otherwise as the Parties may agree, if Roche within sixty (60) days after such Default Notice in good faith commences and diligently continue actions to cure such default.

                  (iii) If, after a Cure Period, Roche does not cure the specified default, deCODE shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to give a written notice either:

                        (1) terminating this Agreement in its entirety; or

                        (2) without affecting or altering Roche's other obligations under this Agreement, terminating all rights licensed by deCODE to Roche

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under this Agreement, in which event deCODE shall be entitled to continue to exercise the rights granted to it under this Agreement.

                  (iv) The effective date of any such termination shall be the date that Roche receives such notice pursuant to the preceding clause.

              (b) Effect of Such Breach.

                  (i) If deCODE terminates this Agreement in its entirety, after the effective date of termination, in no event shall either Party, its Affiliates or sublicensees make, have made, use, offer for sale, sell or import any Product for any Disease covered by Valid Claims of Patents owned by the other Party.

                  (ii) If deCODE, without affecting or altering Roche's other obligations under this Agreement, terminates all rights licensed by deCODE to Roche under this Agreement (in which event deCODE shall be entitled to continue to exercise the rights granted to it under this Agreement), then after the effective date of such termination in no event shall Roche, its Affiliates or sublicensees make, have made, use, offer for sale, sell or import any Diagnostic Product covered by Valid Claims of deCODE Patents.

         14.5 Breach by deCODE.

              (a) Procedure.

                  (i) Failure by deCODE to comply with any of its material obligations contained in this Agreement, shall entitle Roche to give to deCODE a Default Notice specifying the nature of the default and specifically stating that Roche intends to terminate this Agreement in the event deCODE should fail to cure the default.

                  (ii) deCODE shall have a period a Cure Period after a Default Notice to cure such default in the case of a payment default, and ninety (90) days after a Default Notice in the case of all other defaults. Such ninety (90) day period shall be extended to end one hundred and twenty (120) days after a Default Notice, or otherwise as the Parties may agree, if deCODE within sixty
(60) days after such Default Notice in good faith commences and diligently continue actions to cure such default.

                  (iii) If, after a Cure Period, deCODE does not cure the relevant default, Roche shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to give a written notice either:

                        (1) terminating this Agreement in its entirety; or

                        (2) without affecting or altering deCODE's other obligations under this Agreement, terminating all rights licensed by Roche to deCODE under this Agreement in whole, in which event Roche shall be entitled to continue to exercise the rights granted to it under this Agreement.

                  (iv) The effective date of termination shall be the date that deCODE receives such notice pursuant to the preceding clause.

              (b) Effect of Such Breach.

                  (i) If Roche terminates this Agreement in its entirety, after the effective date of termination, in no event shall deCODE, its Affiliates or sublicensees make, have made, use, offer for sale, sell or import any Diagnostic Product for any Disease covered by Valid Claims of Joint Patents (or deCODE Patents).

                  (ii) If Roche, without affecting or altering deCODE's other obligations under this Agreement, terminates all rights licensed by Roche to deCODE under this Agreement in whole (in which event Roche shall be entitled to continue to exercise the rights granted to it under this Agreement), after the effective date of such termination in no event shall deCODE, its Affiliates or sublicensees make, have made, use, offer for sale, sell or import any deCODE Product for any Disease.

         14.6 Obligations. In no event shall a termination under Section 5.4,
Section 6 or under this Section 14 release a Party or its Affiliates or sublicensees from any obligation to make payments or to pay royalties or a percentage of Sublicensing Income to the other Party under this Agreement that accrued prior to the effective date of termination.

         14.7 Termination of Sublicenses. Upon any termination by Roche under
Section 14.3(a)(i) or by deCODE under Section 14.3(a)(ii), all sublicenses granted by Roche under this Agreement with respect to the rights and license being terminated shall terminate simultaneously, subject, nevertheless, in the case of termination by Roche under Section 14.3(a)(i), to Section 14.3(c). Upon any termination by deCODE under Section 14.3(a)(ii) or by Roche under Section 14.3.(a)(i), all sublicenses granted by deCODE under this Agreement with respect to the rights and license being terminated shall terminate simultaneously, subject, nevertheless, in the case of termination by deCODE under Section 14.3(a)(ii), to Section 14.3(c).

         14.8 Surviving Obligations. Termination of this Agreement in its entirety or expiration of this Agreement shall not terminate the Parties' rights and obligations under Sections 5.8, 5.9(a)(v), 5.10, 5.11(b), 8, 9, 10.1,
10.2(b)(c), 11 (only to the extent that a Suit or Action has been commenced prior to the date of such termination or expiration), 12, 13, 14, and 16, which shall survive termination or expiration hereof, as well as any other provision intended by the Parties to survive any such termination or expiration hereof.

         14.9 No Waiver. The right of deCODE to terminate under Section 14.4, and of Roche to terminate under Section 14.5, shall not be affected in any way by a waiver or failure to take action with respect to any previous default. An election of remedy by a Party for a material breach of this Agreement under this Section on one occasion shall not constitute a waiver as to any other remedy that may be available to such Party under this Section 14 as to any material breach on another occasion.

         14.10 Dispute. And any dispute concerning whether a Party is in default under the terms of this Agreement shall be referred for resolution in accordance with Section 16.13. The effectiveness of any notice given pursuant to this Section shall be tolled during and until such resolution of such dispute.


15.      FORCE MAJEURE.

         15.1 Events of Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under or in breach of any provision of this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of pubic utilities or common carriers. In such event Roche or deCODE, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and the thirty (30) days thereafter. The disabled Party shall also give notice immediately upon the termination of the force majeure. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.


16.      MISCELLANEOUS.

         16.1 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. Each Party's performance under this Agreement is that of a separate entity.

         16.2 Assignment. Neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party hereto, except that both Roche and deCODE may otherwise assign their respective rights and transfer their respective duties hereunder to any assignee of all or substantially all of their respective businesses (or that portion thereof to which this Agreement relates) or in the event of their respective merger or consolidation or similar transaction. No assignment and transfer shall be valid or effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement. Notwithstanding anything to the contrary, during the Research Term, in no event shall deCODE be entitled to assign its rights or delegate its obligations hereunder without the express written consent of Roche. Notwithstanding anything to the contrary, without notice to the other Party and without consent of the other Party, either Party may at any time and for any reason assign all or certain rights and obligations to its Affiliates who agree to be bound by the terms and conditions of this Agreement; provided that such Party shall remain liable for all obligations assigned to its Affiliates.

         16.3 Disclaimer of Warranties. THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

         16.4 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         16.5 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

              (a) In the case of Roche, to:

                  F. Hoffmann-LaRoche Ltd.
                  Diagnostics Division DL
                  Grenzacherstrasse 124
                  CH-4070 Basel
                  Switzerland
                  Attention: Head of Division

                  With a copy to:

                  Roche Molecular Systems, Inc.
                  4300 Hacienda Drive
                  Pleasanton, CA 94588 USA
                  Attention: President





              (b) In the case of deCODE, to:

                  deCODE genetics, Inc.
                  Hlidarsmari 15

                  200  Kopavogur
                  ICELAND
                  Attention:  President

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally, the date of delivery shall be deemed to be the date on which such notice or request was given, unless otherwise set forth in this Agreement. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service, unless otherwise set forth in this Agreement. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service, or the foreign equivalent thereto, unless otherwise set forth in this Agreement.

         16.6 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party for any purpose, without the prior written consent of the other Party.

         16.7 Public Announcements.

              (a) Disclosure of Agreement and Press Release. Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities issued by deCODE are traded) and as permitted by Section 13.1, neither Party shall make any public announcement concerning this Agreement, or the subject matter hereof or thereof, without the prior written consent of the other Party, which shall not be unreasonably withheld. It shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any Confidential Information of such Party or the financial terms of this Agreement. In the event of a required public announcement, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text, which comment shall be incorporated unless prohibited by law, as determined by counsel to the Party required to make such public announcements. The Parties agree that each may make an initial public announcement consistent with the form of announcement contained as Exhibit G.

              (b) Exceptions. Nothing in Section 13 or this Section 16.7 shall prevent deCODE in connection with efforts to secure financing at any time during the term of this Agreement, from issuing statements as to achievements made or the status of the work being done by the Parties under this Agreement ("Statements"), so long as such Statements do not jeopardize the ability to obtain patent protection on Inventions or disclose Confidential Information; provided (except in the case of a public offering) the recipients of such Statements agree in writing to maintain such Statements in confidence.

              Nothing in Section 13 or this Section 16.7 shall prevent deCODE from issuing Statements solely to the extent necessary to comply with applicable law (including the disclosure requirements of the U.S. Securities and Exchange Commission, NASDAQ or any other stock exchange on which securities issued by deCODE are traded); provided that deCODE shall provide Roche with a copy of the proposed text of such Statements sufficiently in advance of the scheduled release thereof to afford Roche a reasonable opportunity to review and comment upon the proposed text and discuss any disagreements thereon.

         16.8 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

         16.9 Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Technical Information or Product under this Agreement without compliance with applicable laws.

         16.10 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         16.11 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

         16.12 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         16.13 Arbitration.

              (a) Escalation. In the event the Parties are unable to resolve any dispute, controversy or claim arising out of this Agreement, or the breach, termination or invalidity thereof ("Dispute"), the Parties shall refer such Dispute for further review and resolution to the Executive Officers of each Party. The Executive Officers of each Party shall use reasonable efforts to resolve the matter within thirty (30) days after the matter is referred to them.

              (b) Binding Arbitration. If the Executive Officers cannot resolve the Dispute within thirty (30) days, then such Dispute shall be settled by final and binding arbitration pursuant to the then current commercial arbitration rules of the American Arbitration Association ("AAA") as provided below:

                  (i) The Arbitration Tribunal shall consist of three (3) arbitrators. Each Party shall nominate in the request for arbitration and the answer thereto one (1) arbitrator and the two (2) arbitrators so named will then jointly appoint the third arbitrator as chairman of the Arbitration Tribunal. If one Party fails to nominate its arbitrator or, if the Party's arbitrators cannot agree on the person to be named as chairman within sixty (60) days, the AAA shall make the necessary appointments of arbitrator or chairman.

                  (ii) The place of arbitration shall be in New York, New York and the arbitration proceedings shall be held in English.

                  (iii) The award of the Arbitration Tribunal shall be final and judgment upon such an award may be entered in any competent court or application may be made to any competent court for juridical acceptance of such an award and order of enforcement.

              (c) Injunctive Relief. Section 16.13(b) shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

         16.14 Entire Agreement. This Agreement, together with the Exhibits, which are attached hereto and made a part hereof, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

         16.15 Parties in Interest and Bankruptcy.

              (a) All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns under Section 16.2.

              (b) Notwithstanding anything to the contrary, in the event that either Party shall become insolvent, shall make an assignment to the benefit of creditors, or shall have a petition in bankruptcy filed for or against it (which, in the case of an involuntary petition, is not dismissed or stayed within sixty (60) days after such petition is filed) ("Bankrupt Party"), the other Party shall have the right to terminate this entire Agreement immediately upon written notice of such termination and the provisions of Section 14.5 or
Section 14.8, as the case may be, shall apply. All rights and licenses granted by the Bankrupt Party under this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(60) of the Bankruptcy Code. Unless the other Party elects to terminate this Agreement under this Section 16.15(b), the Parties agree that the other Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued fulfillment of its obligations under this Agreement.

         16.16 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         16.17 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if such were an original signature. The Parties may agree to substitute original signature for any facsimile signature following execution hereof.

         16.18 Interpretation. All defined terms used in this Agreement shall have the meaning assigned to such term under this Agreement whether used in the singular or plural.

         IN WITNESS WHEREOF, each Party has caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.


                                         F.HOFFMANN-LA ROCHE LTD. AG



                                         By:  /s/ Heino von Prondzynski

                                         Name: Heino von Prondzynski

                                         Title: Head of Roche Diagnostics DL



                                         DECODE GENETICS, EHF



                                         By: /s/ Kari Stefansson

                                         Name: Kari Stefansson

                                         Title: Chief Executive Officer

                                    EXHIBIT A

                                 DECODE PROJECTS

[CONFIDENTIAL TREATMENT
REQUESTED]

                                    EXHIBIT B

                EXISTING ALLIANCE DISEASES AND RESEARCH PROJECTS

--------------------------------------------------------------------------------
            DISEASE                       DESCRIPTION OF RESEARCH PROJECT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

To be provided in accordance with the Agreement.

                                    EXHIBIT C

                  EXISTING ROCHE DISEASES AND RESEARCH PROJECTS

--------------------------------------------------------------------------------
            DISEASE                       DESCRIPTION OF RESEARCH PROJECT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

To be provided in accordance with the Agreement.

                                    EXHIBIT D

                              IT RESEARCH PROJECTS

To be provided in accordance with the Agreement.

                                    EXHIBIT E

                    NEW ROCHE DISEASES AND RESEARCH PROJECTS

--------------------------------------------------------------------------------
            DISEASE                       DESCRIPTION OF RESEARCH PROJECT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

To be provided in accordance with the Agreement.

                                    EXHIBIT F

                           INITIAL STEERING COMMITTEE


Initial Steering Committee Members from Roche:
         Heinrich Dreismann Ph.D., Head of Roche Molecular Systems Thomas Metcalfe, Ph.D., Vice President
         Henry Erlich Ph.D., Vice President


Initial Steering Committee Members from deCODE:
         Kari Stefansson, Chief Executive Officer
         Jeffrey R. Gulcher, Vice President, Research & Development Hakon Gudbjartsson, VP, Information Technology


Initial Steering Committee Chairperson:


Initial Steering Committee Secretary:

                                    EXHIBIT G

                           FORM OF PUBLIC ANNOUNCEMENT

deCODE AND ROCHE SIGN LANDMARK ALLIANCE TO DEVELOP INTEGRATED DNA-BASED DIAGNOSTIC TOOLS AND RELATED SERVICES AND SOFTWARE

The alliance has a total potential value to deCODE of over $300 million

Reykjavik, ICELAND, July 2, 2001 - deCODE genetics (Nasdaq/Nasdaq Europe:DCGN) today announced that, effective June 29, 2001, it has signed with F. Hoffmann-LaRoche Ltd. AG the definitive terms of their landmark five-year alliance to develop and market DNA-based diagnostics for major diseases. The companies announced the signing of a letter of intent to establish this alliance in March.

The worldwide market for genomic diagnostics is estimated to grow to $4 billion over the next ten years, and Roche aims to build on its global leadership in the field of diagnostics to capture a significant share of this market. Roche's alliance with deCODE is a key component of its long-term strategy. The companies estimate that the total value of the collaboration to deCODE could exceed $300 million.

The alliance is also a central element in deCODE's ongoing strategy of creating value by turning its unique research platform and achievements into products on the market. The alliance builds on key deCODE and Roche assets: deCODE's comprehensive population genomics resources and bioinformatics expertise, and Roche's preeminence in the development and marketing of molecular diagnostics. In addition to the development of novel DNA-based diagnostic and predisposition screening products, the companies hope to develop point-of-care informatics products that can assist doctors in evaluating the results of DNA-based diagnostic tests.

Kari Stefansson, CEO of deCODE genetics, said, "We are very excited to be able to bring together our gene research and bioinformatics know-how with the development and marketing expertise of the world's leading diagnostics company. We believe that these tools and decision-support systems will become a fundamental component of future medicine, and that this alliance will create significant value for deCODE going forward."

deCODE genetics (www.decode.com), based in Reykjavik, Iceland, is conducting research into the inherited causes of common diseases. The company has three main business units: discovery services - including disease-gene research, drug target identification and pharmacogenomic services; database services; and bioinformatics tools and services. deCODE is using its population approach to turn raw genomics data into products and services for the global healthcare industry.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on strategic partners, ability to obtain financing, competitive products and other risks identified in deCODE's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. deCODE undertakes no obligation to publicly release any revisions to these forward-looking statements resulting from events or circumstances after the date hereof.

deCODE AND ROCHE DIAGNOSTICS: DECODE CLINICAL GENOME MINER TO PLAY KEY ROLE IN SPEEDING GENOMIC DISCOVERY AND PRODUCT DEVELOPMENT

Reykjavik, ICELAND, and Basel, SWITZERLAND, July 16, 2001- At a press conference held today in Reykjavik, executives from deCODE genetics (Nasdaq/Nasdaq Europe:DCGN) and Roche Diagnostics underscored the important role deCODE's Clinical Genome Miner will play in speeding the development of novel DNA-based diagnostics for major diseases. As part of the companies' broad diagnostics alliance signed and announced two weeks ago, Roche Diagnostics will become the first diagnostics company to apply the Clinical Genome Miner's unique combination of resources for linking together validated population data on human genetics and common diseases.

The Clinical Genome Miner is a unique, in silico platform for genomic research, bringing together a comprehensive collection of genetic markers and genealogical and disease data with cutting edge bioinformatics for analyzing the genetic basis of more than 30 common diseases. Using this powerful tool, deCODE and Roche researchers will be able to perform - in real time - experiments that would take months or even years in the laboratory. The companies will employ the Clinical Genome Miner to accelerate the identification and validation of markers for use in DNA-based diagnostic tests. It will also be employed in developing the point-of-care informatics products that the companies plan to develop and market to assist doctors in evaluating the results of DNA-based tests.

Kari Stefansson, CEO of deCODE genetics, said, "We are pleased that we and Roche will be putting the power of the Clinical Genome Miner to work to speed our discovery efforts and the development of new products. As a longstanding corporate partner familiar with the quality and results of our research, Roche's decision to utilize the

Clinical Genome Miner is an important validation of the value of our population approach, data and bioinformatics tools."

"The partnership with deCODE is one in a series of alliances Roche is establishing to pursue our global objectives in the areas of genetics and genomics," stated Heino von Prondzynski, member of the Roche Executive Committee and Head of Roche's global Diagnostics Division. "Working together with deCODE, and leveraging the power of the Clinical Genome Miner, we will actively explore new and innovative diagnostics and data management solutions. Physicians will increasingly depend on bioinformatics knowledge in the prevention, diagnosis, and management of disease. We believe that our collaboration with deCODE will provide useful, efficient resources for point of care diagnostics, an area which represents one of the most important concepts in the future of healthcare." "By combining the powerful datamining resources of deCODE and the strategic development strength of Roche, this alliance will emerge as the leading effort of its kind in the world. This collaboration is unique in that we are working with a genealogical database of unprecedented quality and size," said Heiner Dreismann, Head of Roche Molecular Diagnostics. "This is the key ingredient that will facilitate the rapid identification of the function of newly discovered disease genes. The medical community has a need for new, informatics-based diagnostic tools, and it is our objective to provide them as quickly and cost-effectively as possible."

deCODE genetics, based in Reykjavik, Iceland, is conducting research into the inherited causes of common diseases. The company has three main business units: discovery services - including disease-gene research, drug target identification and pharmacogenomic services; database services; and bioinformatics tools and services. deCODE is using its population approach to turn raw genomics data into products and services for the global healthcare industry.

Headquartered in Basel, Switzerland, Roche is one of the world's leading research-oriented healthcare groups in the fields of pharmaceuticals, diagnostics and vitamins. Roche's products and services address prevention, diagnosis and treatment of diseases, thus enhancing well-being and quality of life. Roche has approximately 64,000 employees and sells its products in over 170 countries. In 2000 the Roche Group posted sales of 28,7 billion Swiss francs and an adjusted net income of 5,0 billion Swiss francs. Roche's Diagnostics Division supplies a wide array of innovative testing products and services to researchers, physicians, patients, hospitals and laboratories worldwide. Molecular Diagnostics, a business area of Roche Diagnostics, has made the polymerase chain reaction (PCR) the leading DNA probe technology in the world. PCR technology allows minute amounts of genetic material to be amplified into billions of copies in just a few hours, thereby facilitating detection of the DNA or RNA of pathogenic organisms even before antibodies to these organisms are formed.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on strategic partners, ability to obtain financing, competitive products and other risks identified in deCODE's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. deCODE undertakes no obligation to publicly release any revisions to these forward-looking statements resulting from events or circumstances after the date hereof.

                                    EXHIBIT H

                                ADDENDUM NO. (X)

                                       RE:
                           [ ______ Research Project ]



THIS addendum (the "Addendum") is entered into this ______________, 200X by and among F.Hoffmann-LaRoche Ltd AG, having offices at Grenzacherstrasse 124, CH-4070 Basel, Switzerland ("Roche"), and deCODE genetics, ehf., a corporation duly organized and existing under the laws of Iceland, having offices at Lynghals 1, IS-110 Reykjavik, Iceland ("deCODE"), and collectively referred to as the "Parties".


PRELIMINARY STATEMENT
A. WHEREAS, the Parties have entered into that certain Collaboration and Cross-License Agreement re: Diagnostics, effective June 29, 2001, as amended from time to time (the "Agreement");

B. WHEREAS, pursuant to the Agreement, the Parties have agreed to commence research and development in connection with a Research Project, as defined in the Agreement;

C. WHEREAS, pursuant to the Agreement, the Parties enter into this Addendum and agree to the following terms with respect to the Research Project.

NOW THEREFORE, the Parties agree as follows:

1. All capitalized used herein and not otherwise defined herein shall have the respective meanings given to them in the Agreement. To the extent a term is defined herein and also appears in the Agreement, the definition provided herein shall supersede that provided in the Agreement.

2. The research project described below in this Section 2 shall become an [Existing Roche Research Project, Existing Alliance Research Project, New Roche Research Project; IT Research Project] and shall be designated as a Research Project with respect to the Disease, [Disease] and shall be known as the ["______ Research Project"]. The description of the research project:
       [_______________________________________________]

3. Research milestone payments applicable to the [______ Research Project] shall be paid in accordance with the following schedule:

      -----------------------------------------------------------------------------------------------------------------
                     AMOUNT TO BE PAID BY                                  RESEARCH MILESTONE
                    ROCHE IN THE EVENT THE                               DELIVERABLE ITEM(S) OR     RESEARCH MILESTONE
                    RESEARCH MILESTONE IS       RESEARCH MILESTONE        OTHER CRITERIA TO BE       DELIVERY DUE DATE
           NO.             ACHIEVED              PAYMENT DUE DATE               ACHIEVED                 (IF ANY)
       -----------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------

4. The development plan for the [______ Research Project] shall be as follows:

              a. Development milestone payments applicable to the Diagnostic Product(s) that have been, are or will be developed in connection with the [Research Project] shall be paid in accordance with the following schedule:

       --------------------------------------------------------------------------------------------------------------------
                      AMOUNT TO BE PAID BY                                  DEVELOPMENT MILESTONE
                     ROCHE IN THE EVENT THE                                 DELIVERABLE ITEM(S) OR    DEVELOPMENT MILESTONE
                    DEVELOPMENT MILESTONE IS     DEVELOPMENT MILESTONE       OTHER CRITERIA TO BE       DELIVERY DUE DATE
           NO.              ACHIEVED               PAYMENT DUE DATE               ACHIEVED                  (IF ANY)
       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------

       --------------------------------------------------------------------------------------------------------------------

              b. Royalty rates payable on the Diagnostic Product(s) arising from the [______ Research Project] shall be as follows:

       -------------------------------------------------------------------------
                                              ROYALTY RATE
       Diagnostic Product(s)
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

5. The number of FTEs assigned to [_____ Research Project] and amount of research funding for the [______ Research Project] shall be as follows:

       -------------------------------------------------------------------------
                                              RESEARCH FUNDING AMOUNT (ANNUAL)
       Number of FTEs
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

6. Each of the Parties shall list the name, overnight mailing address, email address, telephone number and fax number for each of their respective project managers and principal scientists working on the [_____ Research Project].

7. The Parties may mutually agree to additional terms and conditions not addressed in this Addendum which, when so agreed, shall be attached hereto and become part hereof.

8. The [______ Research Project] and the terms of this Addendum have been reviewed and duly approved (in accordance with the Agreement) by the Steering Committee at its [date] meeting.


In witness hereof, the Parties have entered into this Addendum No. ___ on the date first written above.


                                        F.HOFFMANN-LA ROCHE LTD. AG
                                        DIAGNOSTICS DIVISION DL



                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________


                                        DECODE GENETICS, EHF


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                    EXHIBIT I

                            TERMS FOR "CGM DATABASE'


                  Subscription to deCODE Clinical Genome Miner
                                   Term Sheet


This term sheet ("Term Sheet") summarizes the principal terms and conditions of the proposed arrangement regarding subscription to the deCODE Clinical Genome Miner between F. Hoffmann-La Roche Ltd. AG ("Roche") and deCODE genetics, Inc. ("deCODE"), jointly known as the parties ("Parties") of this Term Sheet, dated June 29, 2001.

Introduction and Background

Roche and deCODE have or will enter into that certain Collaboration and Cross-License Agreement RE: Diagnostics of even date with this Term Sheet, (the "Diagnostics Agreement"). Pursuant to the Diagnostics Agreement, Roche will be granted access to the deCODE Clinical Genome Miner, a bioinformatics tool developed by deCODE to facilitate more rapid and effective research into the genetic basis for diseases and other clinical phenotypes.

The Term Sheet sets forth the general terms and conditions upon which the Parties will negotiate and execute a mutually acceptable definitive agreement substantially in accordance with the terms and conditions set forth in this Term Sheet. This Term Sheet is a commitment to enter into a definitive agreement. This Term Sheet constitutes a legally binding commitment and obligation of both Parties, until a definitive Agreement has been executed by both Parties, with respect to the subject matter contemplated by this Term Sheet.


Agreement:                    Subscription to deCODE Clinical Genome Miner
                              ("CGM")

Field: Analysis of genes, micro-satellite markers, polymorphisms, SNPs and their association with diseases, symptoms, drug response and other phenotypes for the purposes of developing know-how for the research, development and commercialisation of products within agreed classes to include diagnostic, therapeutic and pharmacogenetic products.

CGM License:                  DeCODE shall grant Roche and its Affiliates as
                              defined in the Diagnostics Agreement, a
                              non-exclusive non-transferable license to the CGM, as described in Appendix A, for Roche's use in the conduct of its internal research and development programs in the Field.

                              Roche shall not have the right to sub-license or to use the CGM to develop or commercialise products which are deemed to involve [CONFIDENTIAL TREATMENT REQUESTED] from its use of the CGM (to be defined).

                              Roche shall be responsible for obtaining any licenses necessary for the use of third party software incorporated into the CGM, including


                              [CONFIDENTIAL TREATMENT REQUESTED].


Authorised Use:               Roche shall have the right to design and run
                              queries which analyse

                              [CONFIDENTIAL TREATMENT REQUESTED]

                              contained in the CGM, and to view, save and download the results of those queries to computers at Roche facilities for further copying, manipulation and analysis by Roche.

Restrictions as to            Notwithstanding the above, Roche's usage of the
Roche use                     CGM shall be subject to certain restrictions to be
                              agreed upon in order to comply with privacy requirements ("Privacy Requirements"). Such restrictions to potentially include the following:

                                    i)      Roche shall not be able to access,
                                            view, download or save Primary Data
                                            in any way, directly or indirectly.

                                    ii)     Roche shall not be able to undertake
                                            analysis the results of which might
                                            contain personally identifiable
                                            information.

                                    iii)    Roche shall not be able to download
                                            Results data which contains any
                                            individual data, including encrypted
                                            identifiers of patients with defined
                                            phenotype, encrypted identifiers of
                                            relatives in any pedigree, and
                                            genotypes whether encrypted or


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


                                            otherwise.

                                    iv)     Any software developed in
                                            partnership or on behalf of Roche
                                            for analysing Primary Data shall be
                                            subject to approval by deCODE (and
                                            any other entities required by
                                            Icelandic law) in order to ensure
                                            that they comply with the above
                                            restrictions.

Privacy Requirements          The Privacy Requirements shall be determined by
                              deCODE prior to the Agreement in order to ensure the protection of privacy of all individuals, alive or dead, for whom phenotypic, genealogic or genotypic data can be accessed through queries by Roche.

Number of User                Roche shall have the right to access the CGM
Connections                   through up to [CONFIDENTIAL TREATMENT REQUESTED]
                              User Connections at the same time. Roche shall be free to authorise [**] for each User Connection.
                              The number of users is [CONFIDENTIAL TREATMENT
                              REQUESTED].

Limits to Usage               deCODE shall allocate to Roche certain
                              computational capacity defined in terms of network connections, CPUs, memory, and storage space. This capacity shall support normal usage levels by [**] simultaneous Roche Users using the deCODE query software and interfaces without regard to the number.

Related Services:             deCODE shall provide to Roche the following
                              services relating to use of the CGM during the Term of the Agreement:

Training deCODE shall provide all necessary documentation and information for utilisation of the CGM. DeCODE shall also provide reasonable training to an agreed number of Roche personnel. Such training shall be provided at locations to be agreed by the Parties. Each Party shall bear the costs relating to its own employees, including wages and out-of-pocket expenses. Roche shall have the right to request additional training from deCODE. The cost of such additional training, including a per diem rate for each deCODE employee and any related out-of-pocket expenses, shall be borne by Roche.

User Support                  deCODE shall provide support to CGM users in
                              relation to questions and problems relating to use of the CGM. Routine User Support shall be provided by telephone or e-mail access to support technicians located in Iceland between 8am and 10pm Icelandic time. Outside of these hours, routine user



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




                              support requests shall be logged and responded to by telephone or e-mail on the next business day.

                              Critical User Support shall be provided by telephone, e-mail or at deCODE's site [CONFIDENTIAL TREATMENT REQUESTED], except during public holidays, (which shall be disclosed in advance) for certain types of requests as mutually defined by deCODE and Roche, for example correction of equipment malfunctions at deCODE which prevent Roche from accessing the CGM.

IT Support                    deCODE shall provide and maintain the IT
                              infrastructure at deCODE's site that is necessary to support use of the CGM and meet reasonable standards of security and performance, including the average time required for a submitted query of a given complexity to be processed and the results reported. deCODE shall not be responsible for loss of performance due to disturbances and malfunctions in public and third party networks.

                              Such infrastructure shall include the deCODE computer network which undertakes CGM queries requested by Roche, a server dedicated to managing and storing Roche specific CGM queries (the "Roche Server"), and the communication systems necessary for connecting Roche Users to the Roche Server and deCODE computer networks and facilitating the transmission of query requests from Roche to deCODE and the transmission of query results from deCODE to Roche in a reliable and timely manner.

                              deCODE shall also assist Roche to determine the minimum specifications for hardware and software required at designated Roche sites for effective use of the CGM by Roche Users. Roche will be responsible for providing such hardware and software to the Roche Users at Roche's sites.

Maintenance of Roche          deCODE shall maintain the Roche Server at deCODE's
Servers                       site in reasonable working condition at all times,
                              except for scheduled periods of maintenance requiring the equipment to be off-line.

                              Roche shall be responsible for maintaining the Roche Servers at the Roche sites.

Updates to CGM                deCODE shall provide updates to Primary Data (as
                              defined in Appendix A) at least every
                              [CONFIDENTIAL TREATMENT



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                              REQUESTED].

                              deCODE shall periodically provide updates to debug and enhance the analysis and visualisation tools of the CGM (as defined in Appendix A), as deCODE determines is necessary or desirable.

Term:                         The term of the Agreement shall be [CONFIDENTIAL
                              TREATMENT REQUESTED].

Subscription Fee:             N/A provided Roche pays all amounts set forth in
                              the Diagnostic Agreement and in accordance with the terms of the Diagnostic Agreement . If Roche breaches the Diagnostic Agreement, the Agreement will terminate.

                              Roche's subscription shall also entitle it to request from deCODE Additional Services (described below). Such Additional Services will be provided at costs mutually agreed by Roche to deCODE. Any such Additional Services shall be subject to a separate agreement.

Royalties:                    Roche shall pay to deCODE a royalty of [**]on all
                              net sales received by Roche from products or services that have been developed by Roche which incorporates Roche Intellectual Property for which a patent has been granted to Roche or its licensees whose claims are supported by or otherwise incorporate information or data contained in the CGM.

                              Roche shall be required to notify deCODE from time
                              to time of such Roche Intellectual Property, and
                              of any such products or services developed by
                              Roche thereon
Exclusivity:                  Roche's subscription to the CGM shall be
                              non-exclusive.

                              Additional data generated by deCODE specifically for Roche in the course of providing Additional Services shall be exclusive to Roche.

Intellectual Property:

Existing IP                   deCODE shall own all Intellectual Property,
                              patentable or otherwise ("IP") that it has created in the course of developing the CGM and providing it to Roche.

                              deCODE shall own all IP that deCODE and/or Roche have created in the course of modifying the CGM to meet the



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                              specifications of Roche prior to or during the
                              Term of the Agreement.

IP arising from Roche         Roche shall own all intellectual property,
Subscription                  patentable or otherwise, that it creates as a
                              result of its use of the CGM ("Roche Intellectual
                              Property"). Roche Intellectual Property for which a patent (as defined above[royalty section]) has been granted to Roche shall be royalty-bearing as provided above. All other Roche Intellectual
                              Property shall be royalty-free.

                              Roche shall own all IP that it provides to deCODE in the course of developing and using the CGM, and deCODE shall not have any right to use such IP without the express written consent of Roche.

                              deCODE shall own all IP developed by deCODE and/or Roche in the course of deCODE providing Additional Services to Roche.

Additional Services:          During the Term of the Agreement, Roche shall have
                              the right to request from deCODE services involving the Customisation of Software and Generation of Additional Data for use in combination with the CGM. The provision of each such Additional Services shall be governed by a separate agreement between the parties. DeCODE shall have no obligation to provide any such services unless and until a definitive agreement regarding the provision of such services, mutually acceptable to both Parties, is entered into by the Parties.

Software Customisation        Modification of CGM software provided by deCODE
                              for the use of Roche data, algorithms,
                              visualisation tools and software in connection with the CGM and any Additional Data.

Generation of                 Generation of [**] data [CONFIDENTIAL TREATMENT
Additional Data               REQUESTED] as specified by Roche for [CONFIDENTIAL
                              TREATMENT REQUESTED] defined by Roche. Such data to be confidential to Roche and accessed in the same manner as data contained in the CGM.

                              Generation of [CONFIDENTIAL TREATMENT REQUESTED] data [CONFIDENTIAL TREATMENT REQUESTED] as specified by Roche for [CONFIDENTIAL TREATMENT

                              REQUESTED] defined by Roche and accessed in the same manner as data contained in the CGM.

Publication of Results:       Each party shall have the right to review any
                              proposed publication of the results of any development work, in a manner mutually agreed to by the Partiesprior to publication.

Governing Law &               The Agreement shall be governed by the laws of the
Jurisdictions:                State of Delaware, U.S., without regard to its
                              conflict of law principles, and all actions arising from the Agreement, including arbitrations, shall be conducted in New York, New
                              York. The Parties shall agree to use binding arbitration to resolve disputes between the Parties, other than disputes where either Party is seeking injunctive relief, in accordance with the commercial arbitration rules of the AAA.

Miscellaneous                 The Agreement shall include customary provisions
Provisions:                   to address payment terms, patent prosecution,
                              enforcement and infringement, confidentiality, representations and warranties, indemnification, early termination and effect, and such other provisions as the parties deem appropriate.









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Appendix A - Clinical Genome Miner Description

The Clinical Genome Miner has two integrated components, the Disease Miner and the Genome Miner.

The Disease Miner contains genealogical, phenotypic and genotypic information [CONFIDENTIAL TREATMENT REQUESTED] and allows Roche to analyse the degree and location of genetic sharing across [CONFIDENTIAL TREATMENT REQUESTED] selected by Roche [CONFIDENTIAL TREATMENT REQUESTED].

The Genome Miner contains sequence level data and a range of sophisticated analysis and visualisation tools to allow in-depth analysis of individual genes highlighted by the Disease Miner. Attractive features of the Genome Miner include a genome scaffold based on deCODE's proprietary high resolution physical and genetic map, integrated view of third party exon-predicting tools, location of deCODE's microsatellite marker map and the locations of 1.3 million SNP's from the public domain.










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